                                                                    Exhibit 4.13
                                                                    ------------

--------------------------------------------------------------------------------



                    BUILDING MATERIALS CORPORATION OF AMERICA

                          10.50% Senior Notes due 2002

                                       and

                      Series B 10.50% Senior Notes due 2002



                     ---------------------------------------



                                    INDENTURE


                            Dated as of July 5, 2000


                     ---------------------------------------



                              THE BANK OF NEW YORK



                     ---------------------------------------


                                     Trustee




--------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE

Trust Indenture
Act Section                                                                                                  Indenture Section
-----------                                                                                                  -----------------
310(a)(1)...........................................................................................        7.10
      (a)(2)........................................................................................        7.10
      (a)(3)........................................................................................        N.A.
      (a)(4)........................................................................................        N.A.
      (a)(5)........................................................................................        7.08
      (b)...........................................................................................        7.08; 7.10; 11.02
      (c)...........................................................................................        N.A.
311(a)..............................................................................................        7.11
      (b)...........................................................................................        7.11
      (c)...........................................................................................        N.A.
312(a)..............................................................................................        2.05
      (b)...........................................................................................        11.03
      (c)...........................................................................................        11.03
313(a)..............................................................................................        7.06
      (b)(1)........................................................................................        N.A.
      (b)(2)........................................................................................        7.06
      (c)...........................................................................................        7.06; 11.02
      (d)...........................................................................................        7.06
314(a)..............................................................................................        4.05; 4.06; 11.02
      (b)...........................................................................................        N.A.
      (c)(l)........................................................................................        11.04
      (c)(2)........................................................................................        11.04
      (c)(3)........................................................................................        N.A.
      (d)...........................................................................................        N.A.
      (e)...........................................................................................        11.05
      (f)...........................................................................................        N.A.
315(a)..............................................................................................        7.12(b)
      (b)...........................................................................................        7.05; 11.02
      (c)...........................................................................................        7.12(a)
      (d)...........................................................................................        7.12(c)
      (e)...........................................................................................        6.11
316(a)(last sentence)...............................................................................        2.09
      (a)(1)(A).....................................................................................        6.05
      (a)(1)(B).....................................................................................        6.04
      (a)(2)........................................................................................        N.A.
      (b)...........................................................................................        6.07
      (c)...........................................................................................        9.04
317(a)(1)...........................................................................................        6.08
      (a)(2)........................................................................................        6.09
      (b)...........................................................................................        2.04
318(a)..............................................................................................        11.01


-------------------------------
N.A. means "not applicable".

*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE....................................................1

SECTION 1.01. DEFINITIONS................................................................................1
              -----------
SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.........................................18
              -------------------------------------------------
SECTION 1.03. RULES OF CONSTRUCTION.....................................................................18
              ---------------------

ARTICLE II. THE SECURITIES..............................................................................19

SECTION 2.01. FORM AND DATING...........................................................................19
              ---------------
SECTION 2.02. EXECUTION AND AUTHENTICATION; AGGREGATE PRINCIPAL AMOUNT..................................19
              --------------------------------------------------------
SECTION 2.03. REGISTRAR AND PAYING AGENT................................................................20
              --------------------------
SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.......................................................20
              -----------------------------------
SECTION 2.05. SECURITYHOLDER LISTS......................................................................21
              --------------------
SECTION 2.06. TRANSFER AND EXCHANGE.....................................................................21
              ---------------------
SECTION 2.07. REPLACEMENT SECURITIES....................................................................23
              ----------------------
SECTION 2.08. OUTSTANDING SECURITIES....................................................................23
              ----------------------
SECTION 2.09. TREASURY SECURITIES.......................................................................23
              -------------------
SECTION 2.10. TEMPORARY SECURITIES......................................................................23
              --------------------
SECTION 2.11. CANCELLATION..............................................................................24
              ------------
SECTION 2.12. DEFAULTED INTEREST........................................................................24
              ------------------
SECTION 2.13. CUSIP NUMBER..............................................................................24
              ------------
SECTION 2.14. DEPOSIT OF MONEYS.........................................................................24
              -----------------

ARTICLE III. REDEMPTION.................................................................................25

SECTION 3.01. NOTICES TO TRUSTEE........................................................................25
              ------------------
SECTION 3.02. [RESERVED]................................................................................25
SECTION 3.03. NOTICE OF REDEMPTION......................................................................25
              --------------------
SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION............................................................25
              ------------------------------
SECTION 3.05. DEPOSIT OF REDEMPTION PRICE...............................................................26
              ---------------------------
SECTION 3.06. SECURITIES REDEEMED IN PART...............................................................26
              ---------------------------

ARTICLE IV. COVENANTS...................................................................................26

SECTION 4.01. PAYMENT OF SECURITIES.....................................................................26
              ---------------------
SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY...........................................................26
              -------------------------------
SECTION 4.03. CORPORATE EXISTENCE.......................................................................27
              -------------------
SECTION 4.04. PAYMENT OF TAXES AND OTHER CLAIMS.........................................................27
              ---------------------------------
SECTION 4.05. COMPLIANCE CERTIFICATES...................................................................27
              -----------------------
SECTION 4.06. SECURITIES AND EXCHANGE COMMISSION REPORTS................................................28
              ------------------------------------------
SECTION 4.07. WAIVER OF STAY, EXTENSION OR USURY LAWS...................................................28
              ---------------------------------------
SECTION 4.08. MAINTENANCE OF PROPERTIES.................................................................29
              -------------------------
SECTION 4.09. LIMITATION ON DEBT AND PREFERRED STOCK OF THE COMPANY AND ITS SUBSIDIARIES................29
              --------------------------------------------------------------------------
SECTION 4.10. LIMITATION ON RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS..............................31
              ------------------------------------------------------------
SECTION 4.11. LIMITATION ON LIENS.......................................................................33
              -------------------
SECTION 4.12. LIMITATION ON TRANSACTIONS WITH AFFILIATES................................................34
              ------------------------------------------
SECTION 4.13. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES..............36
              ----------------------------------------------------------------------------
SECTION 4.14. CHANGE OF CONTROL.........................................................................36
              -----------------
SECTION 4.15. LIMITATION ON ASSET SALES.................................................................38
              -------------------------
SECTION 4.16. RESTRICTION ON TRANSFER OF CERTAIN ASSETS TO SUBSIDIARIES.................................40
              ---------------------------------------------------------
SECTION 4.17. INVESTMENT COMPANY ACT....................................................................40
              ----------------------
SECTION 4.18. CONSENTS, ETC.............................................................................40
              -------------

                                                                                                       Page
                                                                                                       ----

ARTICLE V. SUCCESSOR CORPORATION........................................................................41

SECTION 5.01. WHEN THE COMPANY MAY MERGE, ETC...........................................................41
              -------------------------------
SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.........................................................41
              ---------------------------------

ARTICLE VI. DEFAULTS AND REMEDIES.......................................................................42

SECTION 6.01. EVENTS OF DEFAULT.........................................................................42
              -----------------
SECTION 6.02. ACCELERATION..............................................................................43
              ------------
SECTION 6.03. OTHER REMEDIES............................................................................43
              --------------
SECTION 6.04. WAIVER OF PAST DEFAULTS...................................................................44
              -----------------------
SECTION 6.05. CONTROL BY MAJORITY.......................................................................44
              -------------------
SECTION 6.06. LIMITATION ON REMEDIES....................................................................44
              ----------------------
SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT......................................................45
              ------------------------------------
SECTION 6.08. COLLECTION SUIT BY TRUSTEE................................................................45
              --------------------------
SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM..........................................................45
              --------------------------------
SECTION 6.10. PRIORITIES................................................................................45
              ----------
SECTION 6.11. UNDERTAKING FOR COSTS.....................................................................46
              ---------------------
SECTION 6.12. RESTORATION OF RIGHTS AND REMEDIES........................................................46
              ----------------------------------

ARTICLE VII. TRUSTEE....................................................................................46

SECTION 7.01. RIGHTS OF TRUSTEE.........................................................................46
              -----------------
SECTION 7.02. INDIVIDUAL RIGHTS OF TRUSTEE..............................................................47
              ----------------------------
SECTION 7.03. MONEY HELD IN TRUST.......................................................................47
              -------------------
SECTION 7.04. TRUSTEE'S DISCLAIMER......................................................................47
              --------------------
SECTION 7.05. NOTICE OF DEFAULTS........................................................................47
              ------------------
SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS.............................................................47
              -----------------------------
SECTION 7.07. COMPENSATION AND INDEMNITY................................................................47
              --------------------------
SECTION 7.08. REPLACEMENT OF TRUSTEE....................................................................48
              ----------------------
SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC..........................................................49
              --------------------------------
SECTION 7.10. ELIGIBILITY: DISQUALIFICATION.............................................................49
              -----------------------------
SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.....................................50
              -----------------------------------------------------
SECTION 7.12. DUTIES OF TRUSTEE.........................................................................50
              -----------------
SECTION 7.13. TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY...................................51
              -------------------------------------------------------

ARTICLE VIII. DISCHARGE OF INDENTURE; DEFEASANCE........................................................51

SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES DEFEASANCE...........................................51
              -----------------------------------------------
SECTION 8.02. CONDITIONS TO DEFEASANCE..................................................................52
              ------------------------
SECTION 8.03. APPLICATION OF TRUST MONEY................................................................53
              --------------------------
SECTION 8.04. REPAYMENT TO COMPANY......................................................................53
              --------------------
SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS......................................................53
              ------------------------------------
SECTION 8.06. REINSTATEMENT.............................................................................53
              -------------

ARTICLE IX. AMENDMENTS, SUPPLEMENTS AND WAIVERS.........................................................54

SECTION 9.01. WITHOUT CONSENT OF HOLDERS................................................................54
              --------------------------
SECTION 9.02. WITH CONSENT OF HOLDERS...................................................................54
              -----------------------
SECTION 9.03. REVOCATION AND EFFECT OF CONSENTS.........................................................56
              ---------------------------------
SECTION 9.04. RECORD DATE...............................................................................56
              -----------
SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES.....................................................56
              -------------------------------------
SECTION 9.06. TRUSTEE MAY SIGN AMENDMENTS, ETC..........................................................56
              --------------------------------
SECTION 9.07. COMPLIANCE WITH TIA.......................................................................57
              -------------------

                                                                                                       Page
                                                                                                       ----
ARTICLE X SUBSIDIARY GUARANTEES.........................................................................57

SECTION 10.01. GUARANTEE................................................................................57
               ---------
SECTION 10.02. UNCONDITIONAL OBLIGATIONS................................................................58
               -------------------------
SECTION 10.03. CONTINUING GUARANTEE.....................................................................58
               --------------------
SECTION 10.04. SUBROGATION; ACCELERATION................................................................58
               -------------------------
SECTION 10.05. ENFORCEMENT..............................................................................59
               -----------
SECTION 10.06. COVENANTS................................................................................59
               ---------
SECTION 10.07. LIMITATION LIABILITY.....................................................................59
               --------------------
SECTION 10.08. WHEN THE GUARANTORS MAY MERGE, ETC.......................................................60
               ----------------------------------
SECTION 10.09. MISCELLANEOUS............................................................................61
               -------------
SECTION 10.10. EXECUTION AND DELIVERY OF NOTATION OF SUBSIDIARY GUARANTEE...............................61
               -----------------------------------------------------------

ARTICLE XI. MISCELLANEOUS...............................................................................61

SECTION 11.01. TRUST INDENTURE ACT OF 1939..............................................................61
               ---------------------------
SECTION 11.02. NOTICES..................................................................................61
               -------
SECTION 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS..............................................62
               -------------------------------------------
SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.......................................62
               --------------------------------------------------
SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION............................................62
               ---------------------------------------------
SECTION 11.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR................................................63
               -----------------------------------------
SECTION 11.07. GOVERNING LAW............................................................................63
               -------------
SECTION 11.08. NO INTERPRETATION OF OTHER AGREEMENTS....................................................63
               -------------------------------------
SECTION 11.09. NO RECOURSE AGAINST OTHERS...............................................................63
               --------------------------
SECTION 11.10. LEGAL HOLIDAYS...........................................................................63
               --------------
SECTION 11.11. SUCCESSORS...............................................................................63
               ----------
SECTION 11.12. DUPLICATE ORIGINALS......................................................................64
               -------------------
SECTION 11.13. SEPARABILITY.............................................................................64
               ------------
SECTION 11.14. TABLE OF CONTENTS, HEADINGS, ETC.........................................................64
               --------------------------------
SECTION 11.15. BENEFITS OF INDENTURE....................................................................64
               ---------------------


                     INDENTURE, dated as of July 5, 2000, among BUILDING MATERIALS CORPORATION OF AMERICA, a Delaware corporation, BUILDING MATERIALS MANUFACTURING CORPORATION, a Delaware corporation ("Manufacturing Co."), BUILDING MATERIALS INVESTMENT CORPORATION, a Delaware corporation ("Investment Co." and together with Manufacturing Co., the "Guarantors"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), having its Corporate Trust Office at 101 Barclay Street, New York, New York 10286.

                     The parties agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 10.50% Senior Notes due 2002 (the "Initial Securities"), the Company's Series B 10.50% Senior Notes due 2002 (the "Exchange Securities") and the Holders of the Additional Securities, if any:

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE


           Section 1.01.       Definitions.
                               -----------

                     "Accredited Investor" has the meaning set forth in Rule 501(a)(l), (2), (3) or (7) under the Securities Act.

                     "Acquired Debt", with respect to any Person, means (i) Debt (including any then unutilized commitment under any revolving working capital facility) of an entity, which entity is acquired by such Person or any of its Subsidiaries after the Issue Date; provided that such Debt (including any such facility) is outstanding at the time of the acquisition of such entity, is not created in contemplation of such acquisition and is not, directly or indirectly, recourse (including by way of set-off) to such Person or its Subsidiaries or any of their respective assets other than to the entity and its Subsidiaries so acquired and the assets of the entity and its Subsidiaries so acquired, (ii) Debt of such Person that is not, directly or indirectly, recourse (including by way of set-off) to such Person and its Subsidiaries or any of their respective assets other than to specified assets acquired by such Person or its Subsidiaries after the Issue Date, which Debt is outstanding at the time of the acquisition of such assets and is not created in contemplation of such acquisition, or (iii) Refinancings of Debt described in clause (i) or (ii), provided that the recourse with respect to such Refinancing Debt is limited to the same extent as the Debt so Refinanced.

                     "Additional Securities" means up to $115,000,000 in aggregate principal amount of notes (other than the Initial Securities, the Exchange Securities or the Private Exchange Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09.

                     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms

"controlling" and "controlled" have meanings correlative to the foregoing. For the avoidance of doubt, ISP and its Affiliates (so long as they are under common control with the Company) shall be deemed to be Affiliates of the Company.

                     "Agent" means any Registrar, Paying Agent or co-Registrar of the Securities.

                     "Applicable Premium" means, with respect to any Security, the greater of (x) 1.0% of the principal amount of such Security and (y) the excess, if any, of (a) the present value of the remaining interest payments, principal and future optional redemption premium (if applicable) of such security, discounted on a semi-annual bond equivalent basis from the maturity date of the Security to the applicable date of purchase at a per annum interest rate equal to the Treasury Yield for such redemption date plus 100 basis points, over (b) the sum of the principal amount of such Security plus accrued and unpaid interest to the purchase date.

                     "Asset Sale" means, with respect to any Person, the sale, lease, assignment or other disposition (including, without limitation, dispositions pursuant to any consolidation, merger or sale and leaseback transaction) by such Person or any of its Subsidiaries in any single transaction or series of related transactions which consists of the disposition of (i) any Capital Stock of any Subsidiary or (ii) all or substantially all of the properties and assets of any division or line of business of such Person or any Subsidiary of such Person (other than of a Non-Recourse Subsidiary) to any other Person which is not the Company or a Subsidiary of the Company. For the purposes of this definition, the term "Asset Sale" shall not include (A) any sale, lease, assignment or other disposition of properties or assets that is governed by the provisions of Article V or (B) any sale, lease, assignment or other disposition by a Person that has outstanding senior debt securities all of which (I) are rated BBB- or higher by S&P and have not been placed on credit watch by S&P for a possible downgrade or (II) are rated Baa3 or higher by Moody's and have not been placed on credit watch by Moody's for a possible downgrade.

                     "Average Life" means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of the transaction or event giving rise to the need to calculate the Average Life of such Debt to the date, or dates, of each successive scheduled principal payment of such Debt multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                     "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                     "Board of Directors" of any Person means the Board of Directors or similar governing body of such Person, or any duly authorized committee of such Board of Directors or similar governing body.

                     "Board Resolution" means, with respect to the Board of Directors of any Person, a copy of a resolution certified by the Secretary or Assistant Secretary of such Person to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

                     "Book-Entry Security" means a Security represented by a Global Security and registered in the name of the nominee of the Depository.

                     "Business Day" means a day that is not a Legal Holiday.

                     "Capitalized Lease Obligation" means any rental obligation that, in accordance with GAAP, is required to be classified and accounted for as a capitalized lease and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due in respect of such obligation.

                     "Capital Stock" of any Person means any and all shares, interests (including partnership interests), warrants, rights, options or other interests, participations or other equivalents of or interests in (however designated) equity of such Person, including common or preferred stock, whether now outstanding or issued after the Issue Date, but excluding any debt securities convertible into or exchangeable for such equity.

                     "Cash Equivalents" means (i) marketable direct obligations Issued by, or unconditionally Guaranteed by, the United States Government or Issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations Issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof Issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital surplus of not less than $500,000,000, (v) Eurodollar time deposits maturing within one year from the date of acquisition thereof and issued or accepted by any commercial bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000, (vi) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above and (vii) investments in money market funds having assets in excess of $500,000,000 and which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

                     "Cedel" means Cedel Bank, S.A.

                     "Change of Control" means the occurrence of any of the following events:

           (i) prior to the time that at least 15% of the then outstanding Voting Stock of Parent, the Company, or any Subsidiary of Parent of which the Company is also a Subsidiary is publicly traded on a national securities exchange or in the NASDAQ (national market system), the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of majority voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company or any of its Affiliates, any merger, consolidation, liquidation or dissolution of the Company or any of its Affiliates, any direct or indirect transfer of securities by any Permitted Holder or by Parent or any of its Subsidiaries or otherwise (for purposes of this clause
           (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the Voting Stock of the parent corporation);

           (ii) any "Person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the Voting Stock of Parent or the Company; provided that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of Parent or the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Parent or the Company; or

           (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company including predecessors, was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                     "Change of Control Payment Date" has the meaning set forth in Section 4.14.

                     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                     "Commencement Date" means April 3, 1994.

                     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

                     "Common Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of such Person's common stock whether now outstanding or issued after the Issue Date.

                     "Company" means Building Materials Corporation of America, a Delaware corporation, and its successors.

                     "Consolidated EBITDA Coverage Ratio" with respect to any Person for any period means the ratio of (i) the aggregate amount of EBITDA of such Person for such period to (ii) Consolidated Interest Expense of such Person for such period; provided that (A) if such Person or any Subsidiary of such Person has Issued any Debt or Capital Stock since the beginning of such period that remains outstanding on the date such calculation is made or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an Issuance of Debt or Capital Stock, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect, on a pro forma basis, to the issuance of such Debt or Capital Stock as if such Debt or Capital Stock had been Issued on the first day of such period and the discharge of any other Debt or Capital Stock Refinanced or otherwise discharged with the proceeds of such new Debt or Capital Stock as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period such Person or any Subsidiary of such Person shall have made any asset sales out of the ordinary course of business, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such asset sale for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt or Capital Stock of such Person or any Subsidiary of such Person Refinanced or otherwise discharged with respect to such Person and its continuing Subsidiaries (including as a result of the assumption of such Debt or Capital Stock by the purchaser of such assets, provided that such Person or any of its Subsidiaries is no longer liable therefor) in connection with such asset sales for such period (or if the Capital Stock of any Subsidiary of such Person is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent such Person and its continuing Subsidiaries are no longer liable for such Debt after such sale) and (C) if since the beginning of the period such Person or any Subsidiary of such Person (by merger or otherwise) shall have made an Investment in any Subsidiary of such Person (or any Person which becomes a Subsidiary of such Person) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Person with respect to which the calculation is being made. If any Debt or Capital Stock bears a floating rate of interest and is being given pro forma effect, the interest on such Debt and the dividends on such Capital Stock shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

                     "Consolidated Interest Expense" means, with respect to any Person, for any period, the sum of (a) the interest expense of such Person and its consolidated Subsidiaries (other than interest expense related to Non-Recourse Debt) for such period as determined in accordance with GAAP consistently applied, plus the amount of all dividends paid or accrued on any series of Preferred Stock (other than non-Redeemable Stock) of such Person and its Subsidiaries (other than Non-Recourse Subsidiaries).

                     "Consolidated Net Income (Loss)" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding (i) all extraordinary gains or losses in such period; (ii) net income (or loss) of any other Person attributable to any period prior to the date of combination of such other Person with such Person or any of its Subsidiaries on a "pooling of interests" basis; (iii) net gains or losses in respect of dispositions of assets by such Person or any of its Subsidiaries (including pursuant to a sale-and-leaseback arrangement) other than in the ordinary course of business; (iv) the net income (loss) of any Subsidiary of such Person to the extent that the declaration of dividends or distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; (v) the net income (or net loss) of any other Person that is not a Subsidiary of the first Person with respect to which Consolidated Net Income is being calculated (the "first Person") and in which any other Person (other than such first Person and/or any of its Subsidiaries) has an equity interest or of a Non-Recourse Subsidiary of such first Person, except to the extent of the amount of dividends or other distributions actually paid or made to such first Person or any of its Subsidiaries by such other Person during such period (subject, in the case of a dividend or distribution received by a Subsidiary of such first Person, to the limitations contained in clause (iv) above); (vi) any interest income resulting from loans or investments in Affiliates, other than cash interest income actually received; (vii) any reserve established at the time the Company's Affiliates first acquired USI; and (viii) the cumulative effect of a change in accounting principles. In determining Consolidated Net Income (Loss), gains or losses resulting from the early retirement, extinguishment or refinancing of indebtedness for money borrowed, including any fees and expenses associated therewith, shall be deducted or added back, respectively.

                     "Consolidated Net Worth" of any Person means, at any date, all amounts that would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person as at such date less (to the extent otherwise included therein) any amounts attributable to Redeemable Stock.

                     "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, except that, with respect to presentation of Securities for payment or registration of transfer and exchange and the location of the Securities register, such term means the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which is, on the date hereof, located at 101 Barclay Street, Corporate Trust Services Window, New York, New York 10286.

                     "Credit Agreement" means the credit agreement, dated as of August 18, 1999, among the Company, the Lenders party thereto, Fleet National Bank, as documentation agent, Bear Stearns Corporate Lending Inc., as syndication agent, and The Bank of New York, as administrative agent, as amended by amendment no. 1, dated as of March 31, 2000, and as the same may be further amended, supplemented or otherwise modified from time to time.

                     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                     "Debt" of any Person means, without duplication, (i) the principal in respect of (A) indebtedness of such Person for money borrowed and
(B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable (other than those payable to government agencies to defer the payment of workers' compensation liabilities, taxes, assessments or other obligations, and provided in the ordinary course of business of such Person); (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Preferred Stock (but excluding any accrued dividends);
(vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations and dividends; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured. For purposes of Section 4.15, Debt of the Company or any of its Subsidiaries shall include the provision for existing or future asbestos-related bodily injury claims, as set forth in the then most recent consolidated financial statement of the Company.

                     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                     "Depository" means, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depository Trust Company or another person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

                     "EBITDA" with respect to any Person for any period means the Consolidated Net Income of such Person for such period, adjusted to the extent deducted in calculating such Consolidated Net Income by adding back (without duplication): (i) income tax expense of such Person and its Subsidiaries accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary items or other items excluded from the definition of Consolidated Net Income), (ii) Consolidated Interest Expense of such Person for such period, (iii) depreciation expense of such Person for such period, (iv) amortization expense of such Person for such period, and (v) minority interest in any non Wholly-Owned Recourse Subsidiary that is otherwise consolidated in the financial statements of such Person, but only so long as such Subsidiary is consolidated with such Person for such period for U.S. federal income tax purposes.

                     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

                     "Events of Default" has the meaning set forth in Section 6.01.

                     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                     "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Securities to exchange all the Initial Securities held by such Holder for the Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Initial Securities held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

                     "Exchange Securities" has the meaning assigned to that term in the preambles to this Indenture.

                     "GAF" means GAF Corporation, a Delaware corporation, and its successors.

                     "Generally Accepted Accounting Principles" or "GAAP" means generally acceptable accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as of the date of the Indenture.

                     "GFC" means GAF Fiberglass Corporation, a Delaware corporation, and its successors.

                     "G-I Holdings" means G-I Holdings Inc., a Delaware corporation, and its successors.

                     "Glass Fiber Contract" means the supply agreement effective as of January 1, 1997 between GFC and the Company.

                     "Global Security" means a Security evidencing all or a part of the Securities to be issued as Book-Entry Securities, including a Regulation S Global Security, issued to the Depository in accordance with Section 2.02 and bearing the legend prescribed in Exhibit C.

                     "Granules Contracts" means (i) the supply agreement, dated as of January 1, 1995, between ISP Technologies, Inc. and the Company, as amended through the Issue Date and (ii) the letter dated November 9, 1995 from ISP Mineral Products Inc. to USI.

                     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation, contingent or otherwise, of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of participation arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring the obligee of such Debt or other obligation in any other manner of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                     "Guaranteed Obligations" has the meaning set forth in
Section 10.01.

                     "Guarantors" has the meaning assigned to such term in the preambles to this Indenture.

                     "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                     "Incur" means incur, create, assume, Guarantee or otherwise become liable; and the terms "incurred" and "incurrence" having meanings correlative to the foregoing.

                     "Indenture" means this Indenture, as amended or supplemented from time to time.

                     "Initial Purchaser" means BNY Capital Markets, Inc.

                     "Initial Securities" has the meaning assigned to that term in the preambles to this Indenture.

                     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

                     "Investment" means any direct or indirect advance, loan (other than advances or loans to customers in the ordinary course of business, which are recorded, in accordance with GAAP, at the time made as accounts receivable on the balance sheet of the Person making such advance or loan) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities Issued by, any other Person.

                     "Investment Co." has the meaning assigned to such term in the preambles to this Indenture.

                     "ISP" means International Specialty Products Inc., a Delaware corporation, and its successors.

                     "Issue" means issue, assume, Guarantee, incur or otherwise become liable for; provided that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Issued by such Subsidiary at the time it becomes a Subsidiary of such other Person.

                     "Issue Date" means July 5, 2000.

                     "Legal Holiday" has the meaning set forth in Section 11.10.

                     "Lien" means any lien, mortgage, charge, pledge, security interest, or other encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

                     "Management Agreement" means the Amended and Restated Management Agreement, dated as of January 1, 1999, among GAF Corporation, G-I Holdings Inc., G Industries Corp., Merick Inc., GAF Fiberglass Corporation, International Specialty Products Inc., GAF Building Materials Corporation, GAF Broadcasting Company, Inc., the Company and ISP Opco Holdings Inc., as amended through the Issue Date.

                     "Manufacturing Co." has the meaning assigned to such term in the preambles to this Indenture.

                     "Margin Stock" shall have the meaning provided in Regulation U.

                     "Material Assets" means assets, singly or in the aggregate, the book or fair market value of which equals 5% or more of the consolidated tangible assets of the Company, as set forth on its most recently publicly available balance sheet.

                     "Moody's" means Moody's Investors Service, Inc. or its successors.

                     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable ((1) including, without limitation, income taxes reasonably estimated to be actually payable as a result of any disposition of property within two years of the date of disposition, including under any tax sharing arrangements, and (2) after taking into account any reduction in tax liability due to available tax credits or deductions applicable to the transaction), (c) a reasonable reserve for the after-tax cost of any indemnification obligations (fixed and/or contingent) attributable to seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale and (d) repayment of Debt that is required to be repaid in connection with such Asset Sale, under the agreements governing such Debt or Asset Sale.

                     "Net Proceeds Offer" shall have the meaning provided in
Section 4.15.

                     "Non-Recourse Debt" of any Person means Debt or the portion of Debt (i) as to which neither Parent nor any of its Subsidiaries (other than a Non-Recourse Subsidiary) (A) provides credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or (C) constitutes the lender and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against the assets of a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of such Person or its Subsidiaries (other than Non-Recourse Subsidiaries) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                     "Non-Recourse Subsidiary" of any Person means a Subsidiary
(A) which has been designated as such by such Person, (B) which has not acquired any assets directly or indirectly from Parent or any of its Subsidiaries other than at fair market value, including by the receipt of Capital Stock of such Non-Recourse Subsidiary, provided that, if any such acquisition or series of related acquisitions involves assets having a value in excess of $2,000,000, such acquisition or series of related acquisitions shall be approved by a majority of the members of the Board of Directors of the Company in a Board Resolution which shall set forth that such acquisitions are being, or have been, made at fair market value, and (C) which has no Debt other than Non-Recourse Debt.

                     "Obligations" means (a) the full and punctual payment of the principal and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance of all other obligations of the Company under this Indenture and the Securities.

                     "Offering" means the Company's offering of the Initial Securities.

                     "Offering Memorandum" means the Offering Memorandum dated June 29, 2000, pursuant to which the Initial Securities were offered.

                     "Officer" of any corporation means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, the Controller or the Assistant Secretary of such corporation.

                     "Officers' Certificate" of any corporation means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of such corporation and delivered to the Trustee and which complies with Section 11.05.

                     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and which complies with
Section 11.05. Such legal counsel may be an employee of or counsel to the Company or its Affiliates.

                     "Parent" means GAF so long as it owns, and any other Person which acquires or owns, directly or indirectly, 80% or more of the Voting Stock of the Company.

                     "Participant" means with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

                     "Paying Agent" has the meaning set forth in Section 2.03, except that, for the purposes of Article VIII and Sections 4.14 and 4.15, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any thereof.

                     "Permitted Holders" means (i) Samuel J. Heyman, his heirs, administrators, executors and entities of which a majority of the Voting Stock is owned by Samuel J. Heyman, his heirs, administrators or executors and (ii) any Person controlled, directly or indirectly, by Samuel J. Heyman or his heirs, administrators or executors.

                     "Permitted Lien" means:

           (1) Liens for taxes, assessments and governmental charges to the extent not required to be paid under this Indenture;

           (2) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made;

           (3) pledges or deposits in the ordinary course of business to secure lease obligations or non-delinquent obligations under workers' compensation, unemployment insurance or similar legislation;

           (4) Liens to secure the performance of public statutory obligations that are not delinquent, appeal bonds, performance bonds or other obligations of a like nature (other than for borrowed money);

           (5) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

           (6) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods;

           (7) judgment and attachment Liens not giving rise to a Default or Event of Default;

           (8) leases or subleases granted to others not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

           (9) Liens encumbering deposits made in the ordinary course of business to secure non-delinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made;

           (10) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of default by the Company or any of its Subsidiaries of its obligations under any such lease which is material;

           (11) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases or conditional sales of personal property that are otherwise permitted under this Indenture and under which the Company or any of its Subsidiaries is lessee;

           (12) broker's Liens securing the payment of commissions and management fees in the ordinary course of business;

           (13) Liens on cash and Cash Equivalents posted as margin pursuant to the requirements of any bona fide hedge agreement relating to interest rates, foreign exchange or commodities listed on public exchanges, but only to the extent such Liens are required from customers generally (regardless of creditworthiness) in accordance with customary market practice;

           (14) Liens on cash collateralizing reimbursement obligations in respect of letters of credit issued for the account of the Company or any of its Subsidiaries in the ordinary course of business (other than letters of credit issued as credit support for any Debt);

           (15) Liens arising in respect of accounts receivable arising as a result of non-recourse sales thereof; and

           (16) Liens on stock or assets of any Non-Recourse Subsidiary securing Debt owing by such Non-Recourse Subsidiary.

                     "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

                     "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation. Preferred Stock of any Person shall include Redeemable Stock of such Person.

                     "Principal" of a debt security, including the Securities, means the principal of such security plus, when appropriate, the premium, if any, on such security.

                     "Private Exchange Notes" has the meaning assigned to such term in the Registration Rights Agreement.

                     "Proceeds Purchase Date" shall have the meaning provided in
Section 4.15.

                     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                     "Receivables" means accounts receivables, and related documentation, contract rights, related proceeds and general intangibles.

                     "Receivables Financing Agreement" means the Pooling and Servicing Agreement, dated as of November 1, 1996, among the Company, BMCA Receivables Corporation and The Bank of New York, as Trustee, and related agreements, as amended or supplemented.

                     "Recourse Subsidiaries" of any Person means all Subsidiaries of such Person other than Non-Recourse Subsidiaries of such Person.

                     "Redeemable Stock" means, with respect to any Person, Capital Stock of such Person that by its terms or otherwise (x) is required, directly or indirectly, to be redeemed on or prior to the ninetieth day after the Stated Maturity of the Securities, (y) is redeemable or puttable, directly or indirectly, at the option of the holder thereof at any time on or prior to the ninetieth day after the Stated Maturity of the Securities, or (z) is exchangeable or convertible into another security (other than a security that is not itself Redeemable Stock).

                     "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                     "Registrar" has the meaning set forth in Section 2.03.

                     "Registration Rights Agreement" means the registration rights agreement dated July 5, 2000, among the Company, the Guarantors and the Initial Purchaser.

                     "Regulation S" means Regulation S promulgated under the Securities Act.

                     "Regulation S Global Security" means a global security substantially in the form of Exhibit A hereto bearing the legend prescribed in Exhibit C and deposited with or on behalf of the Depository and registered in the name of the Depository or its nominee and issued in a denomination equal to the outstanding principal amount of the Securities initially resold by the Initial Purchaser in reliance on Rule 903 of Regulation S.

                     "Restricted Investment" means, with respect to the Company or any of its Subsidiaries, an Investment by such Person in an Affiliate of the Company; provided that the following shall not be Restricted Investments: (i) Investments in the Company or any of its Recourse Subsidiaries; (ii) Investments in Unrestricted Affiliates; and (iii) Investments in Affiliates that become, as a result of such Investment, Recourse Subsidiaries.

                     "Restricted Payment" means (i) the declaration or making of any dividend or of any other payment or distribution (other than dividends, payments or distributions payable solely in shares of the Company's Capital Stock other than Redeemable Stock) on or with respect to the Company's Capital Stock (other than Redeemable Stock) and (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of the Company's Capital Stock (other than Redeemable Stock).

                     "Restricted Period" means the 40-day restricted period referred to in Regulation S.

                     "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act.

                     "Revolving Credit Subsidiary Guarantee" has the meaning set forth in Section 10.01.

                     "S&P" means Standard & Poor's Rating Services or its successors.

                     "Securities" means the Initial Securities, the Exchange Securities, the Private Exchange Notes and the Additional Securities treated as a single class of securities.

                     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission thereunder.

                     "Shelf Registration Statement" means the shelf registration statement, which the Company will use its best efforts to cause to become effective with respect to the resale of the Initial Securities in the event that the Exchange Offer is not completed, pursuant to the terms of the Registration Rights Agreement.

                     "Significant Subsidiary" means (i) any Subsidiary (other than a Non-Recourse Subsidiary) of the Company which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of the Company's total assets on a consolidated basis as of such date, in each case determined in accordance with GAAP, or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total revenues on a consolidated basis for such period, or (ii) any Subsidiary of the Company (other than a Non-Recourse Subsidiary) which, if merged with all Defaulting Subsidiaries (as defined below) of the Company, would at the time of determination either (A) have had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, would have constituted at least 10% of the Company's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which would have constituted at least 10% of the Company's total revenues on a consolidated basis for such period (each such determination being made in accordance with GAAP). "Defaulting Subsidiary" means any Subsidiary of the Company (other than a Non-Recourse Subsidiary) with respect to which an event described under clause
(6), (7) or (8) of Section 6.01 has occurred and is continuing.

                     "Stated Maturity" when used with respect to any Security or any installment of interest thereon, means the dates specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Debt, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest is due and payable.

                     "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least majority ownership interest and the power to direct the policies, management and affairs thereof. For purposes of this definition, any director's qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

                     "Subsidiary Guarantee" has the meaning set forth in Section 10.01.

                     "Tax Sharing Agreement" means the tax sharing agreement, dated as of January 31, 1994, among the Company, G-I Holdings and GAF.

                     "TIA" means, except as otherwise provided in Section 9.07, the Trust Indenture Act of 1939, as amended, as in effect on the date hereof.

                     "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two Business Days prior to the applicable redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar data) most nearly equal to the then remaining Average Life of the Securities; provided that, if the Average Life of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that, if the average life of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                     "Trustee" means the party named as such in this Indenture until a successor replaces such party in accordance with the provisions of this Indenture, and thereafter means such successor.

                     "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                     "2005 Notes" means the Company's Series B 7 3/4% Senior Notes due 2005.

                     "2006 Notes" means the Company's Series B 8 5/8% Senior Notes due 2006.

                     "2007 Notes" means the Company's 8% Senior Notes due 2007 and the Company's Series B 8% Senior Notes due 2007.

                     "2008 Notes" means the Company's Series B 8% Senior Notes due 2008.

                     "Unrestricted Affiliate" means a Person (other than a Subsidiary of the Company except a Non-Recourse Subsidiary) controlled by, or under common control with, the Company in which no Affiliate of the Company (other than (i) the Company or a Wholly-Owned Recourse Subsidiary, (ii) any director or officer of the Company or any of its Subsidiaries whose primary employment is by the Company or any of its Subsidiaries other than a Non-Recourse Subsidiary, except for Permitted Holders or members of their immediate family, and (iii) another Unrestricted Affiliate) has an Investment.

                     "U.S. Government Obligations" means money or direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

                     "U.S. Person" means a U.S. Person as defined in Rule 902 under the Securities Act.

                     "USI" means U.S. Intec, Inc., a Texas corporation, and its successors.

                     "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind normally entitled to vote in the election of the board of directors or other governing body of such Person.

                     "Wholly-Owned Recourse Subsidiary" means a Subsidiary of a Person (other than a Non-Recourse Subsidiary) all the Capital Stock of which (other than directors qualifying shares) is owned by such Person or another Wholly-Owned Recourse Subsidiary of such Person.

                     "Wholly-Owned Subsidiary" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the applicable corporation or another Wholly-Owned Subsidiary of the applicable corporation.

                     Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                     "indenture securities" means the Securities;

                     "indenture security holder" means Holder or a Securityholder;

                     "indenture to be qualified" means this Indenture;

                     "indenture trustee" or "institutional trustee" means the Trustee; and

                     "obligor" on the indenture securities means the Company and any other obligor on the Securities.

                     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

                     Section 1.03 Rules of Construction. Unless the context otherwise requires:

                      (1) a term has the meaning assigned to it;

                      (2) "or" is not exclusive;

                      (3) words in the singular include the plural, and words in the plural include the singular;

                      (4) provisions apply to successive events and transactions;

                      (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

                      (6) all calculations made for the purpose of determining compliance with the terms of the covenants set forth in
                      Article IV and other provisions of this Indenture shall utilize GAAP in effect at the time of preparation of, and in conformity with those used to prepare, the historical consolidated financial statements of the Company at and for the fiscal year ended December 31, 1999.

                                   ARTICLE II.

                                 THE SECURITIES


                     Section 2.01. Form and Dating. The Initial Securities and the Additional Securities, and the Trustee's certificate of authentication thereon, shall be substantially in the form of Exhibit A hereto. The Exchange Securities and the Private Exchange Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B. The Securities may have notations, legends or endorsements required by law, stock exchange rule or agreements to which the Company is subject, if any, or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them, and such approval shall be evidenced by the execution of such Securities by two Officers of the Company. Each Security shall be dated the date of its authentication.

                     The terms and provisions contained in the form of the Securities, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture.

                     Section 2.02. Execution and Authentication; Aggregate Principal Amount. Two Officers shall sign the Securities for the Company by facsimile or manual signature. The Company's seal may be reproduced or imprinted on the Securities, by facsimile or otherwise.

                     If a Person whose signature is on a Security as an Officer no longer holds that office or position at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                     A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                     The Trustee shall authenticate and make available for delivery (i) Initial Securities for original issue in an aggregate principal amount of $35,000,000, (ii) Exchange Securities or Private Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Securities in accordance with the Registration Rights Agreement, and (iii) Additional Securities for original issue in an aggregate principal amount not exceeding $115,000,000, in each case upon a written order of the Company signed by an Officer of the Company to a Trust Officer. The order shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities, Private Exchange Notes or Additional Securities.

                     The aggregate principal amount of Securities outstanding at any time may not exceed $150,000,000, except as provided in Section 2.07. The Company may issue Additional Securities from time to time after the offering of the Initial Securities. Any offering of Additional Securities is subject to
Section 4.09.

                     The Securities shall be issuable only in registered form and only in denominations of $1,000 and any integral multiple thereof.

                     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Securities, which authenticating agent shall be compensated by the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so, except with regard to the original issuance of the Securities and pursuant to Section 2.06. Except as provided in the preceding sentence, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Agent.

                     If the Securities are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent and shall be in minimum denominations of $1,000 or in the approximate equivalent amount, (ii) shall be registered in the name of the Depository for such Global Security or Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions and (iv) shall bear the legend set forth in Exhibit C.

                     Section 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent.

                     The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture. Each such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. The Company may change an Agent without prior notice to the Holders. In the event that there is a change in the address of an Agent or if the Company changes an Agent, the Company shall promptly notify the Holders in writing. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                     The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                     Section 2.04. Paying Agent To Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders all money held by the Paying Agent for the payment of principal of or interest on the Securities, and such Paying Agent shall notify the Trustee of any default by the Company in making any such payment. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

                     Section 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, and the Company shall otherwise comply with TIA ss. 312(a).

                     The Trustee shall be entitled to rely upon a certificate of the Registrar, the Company or such other Paying Agent, as the case may be, as to the names and addresses of the Securityholders and the principal amounts and serial numbers of the Securities.

                     Section 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of such Securities for registration or transfer. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument or transfer in a form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing; and provided further that prior to the expiration of the Restricted Period, transfers of book-entry interests in the Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). To permit registrations of transfer and exchanges, the Company shall execute the Securities, and the Trustee shall authenticate the Securities at the Registrar's request. No service charge to the Securityholder shall be made for any registration of transfer or exchange, but the Company or the Trustee may require from the transferring or exchanging Securityholder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 4.14, 4.15 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part.

                     If a Security is a Restricted Security in certificated form, then as provided in this Indenture and subject to the limitations herein set forth, the Holder, provided it is a Qualified Institutional Buyer, an Accredited Investor or a Holder pursuant to Regulation S, may exchange such Security for a Book-Entry Security by instructing the Trustee to arrange for such Security to be represented by a beneficial interest in a Global Security in accordance with the customary procedures of the Depository.

                     In accordance with the provisions of this Indenture and subject to certain limitations herein set forth, an owner of a beneficial interest in a Global Security which has not been exchanged for an Exchange Security may request a Security in certificated form, in exchange in whole or in part, as the case may be, for such beneficial owner's interest in the Global Security.

                     Upon any exchange provided for in the preceding paragraph, the Company shall execute and the Trustee shall authenticate and deliver to the person specified by the Depository a new Security or Securities registered in such names and in such authorized denominations as the Depository, pursuant to the instructions of the beneficial owner of the Securities requesting the exchange, shall instruct the Trustee. Thereupon, the beneficial ownership of such Global Security shown on the records maintained by the Depository or its nominee shall be reduced by the amounts so exchanged and an appropriate endorsement shall be made by or on behalf of the Trustee on the Global Security. Any such exchange shall be effected through the Depository in accordance with the procedures of the Depository therefor.

                     Notwithstanding the foregoing, no Global Security shall be registered for transfer or exchange, or authenticated and delivered, whether pursuant to this Section, Section 2.07, 2.10 or 3.06 or otherwise, in the name of a person other than the Depository for such Global Security or its nominee until (i) the Company notifies the Trustee that the Depository is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a Company order that all such Global Securities shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default. Upon the occurrence in respect of any Global Security representing the Securities of any one or more of the conditions specified in clause (i), (ii) or (iii) of the preceding sentence, such Global Security may be registered for transfer or exchange for Securities registered in the names of, authenticated and delivered to, such persons as the Trustee or the Depository, as the case may be, shall direct.

                     Except as provided above, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section, Section 2.07, 2.10 or
3.06 or otherwise, shall also be a Global Security and bear the legend specified in Exhibit C.

                     The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of book-entry interests in the Regulation

S Global Securities that are held by Participants through Euroclear or Cedel
Bank.

                     The Company shall not have any liability to any Person relating to (i) the performance by the Depositary, Euroclear, Cedel or any of their respective direct or indirect Participants under the rules and procedures governing, the Depository, Euroclear or Cedel including with respect to transferring book-entry interests in the Securities, or (ii) maintaining, supervising or reviewing any records of such entities relating to the Securities.

                     Section 2.07. Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Security, and the Trustee shall authenticate such replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be provided by the Securityholder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company or the Trustee may charge such Holder for its expenses in replacing a Security.

                     Every replacement Security is an additional obligation of the Company.

                     Section 2.08. Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

                     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                     If the Paying Agent holds (or, if the Company or a Subsidiary is the Paying Agent, segregates and holds in trust), in accordance with this Indenture, on the maturity or redemption date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

                     Section 2.09. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

                     Section 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare, and the Trustee shall authenticate upon written order of the Company signed by an Officer thereof, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate, definitive Securities in exchange for temporary Securities.

                     Until such exchange, such temporary Securities shall be entitled to the same rights, benefits and privileges as the definitive Securities.

                     Section 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

                     Section 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date. Such special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Securityholder and the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                     Section 2.13. CUSIP Number. The Company in issuing the Securities may use one or more "CUSIP" numbers. If so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in a CUSIP number.

                     Section 2.14. Deposit of Moneys. On or before 11:00 A.M., New York City time, on each payment date, the Company shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such payment date. The principal amount and interest due on Book-Entry Securities shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Book-Entry Securities represented thereby. The principal amount and interest on Securities in certificated form shall be payable at the office of the Paying Agent; provided however that the Company, at its option, may pay interest by check by mailing such check to the Holder's registered address.

                                  ARTICLE III.

                                   REDEMPTION


                     Section 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5(a) of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

                     The Company shall give the notice to the Trustee provided for in this Section at least 45 days before the redemption date, unless the Trustee consents in writing to a shorter notice period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel to the effect that such redemption will comply with the conditions contained in this Indenture and will set forth the redemption price.

                     Section 3.02 [Reserved]

                     Section 3.03 Notice of Redemption. At such time as is provided by paragraph 5(a) of the Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                     The notice shall identify the Securities to be redeemed and shall state:

                     (A) the redemption date;

                     (B) the redemption price;

                     (C) the name and address of the Paying Agent;

                     (D) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                     (E) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after such redemption date; and

                     (F) the CUSIP number, if any, and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by clauses
(A), (B) and (C) at least 45 days before the redemption date.

                     Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, subject to the Company's compliance with Section

3.05 herein, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to the redemption date.

                     Section 3.05. Deposit of Redemption Price. On or prior to the redemption date, the Company shall deposit with the Paying Agent in immediately available funds (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                     Section 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV.

                                    COVENANTS


                     Section 4.01. Payment of Securities. The Company shall pay, or cause to be paid, the principal of and interest on the Securities on the dates and in the manner provided herein and in the Securities. Principal or interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay all principal and interest payable in cash in each case as then due. The Company shall pay interest on overdue principal, as the case may be, at the rate specified therefor in the Securities.

                     Section 4.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in
Section 11.02.

                     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any matter relieve the Company of its obligation to maintain an office or agency pursuant to this Section 4.02. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                     The Company hereby initially designates the office of the Trustee or its agent located in the Borough of Manhattan, The City of New York, as such office of the Company in accordance with Section 2.03.

                     Section 4.03. Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its (i) corporate existence and the corporate existence of each of its Subsidiaries (other than Non-Recourse Subsidiaries) in accordance with their respective organizational documents and (ii) the material rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided that (i) neither the Company nor any of its Subsidiaries shall be required to preserve any such right or franchise, or corporate existence, if the Board of Directors of the Company or such Subsidiary shall determine that the loss thereof is not, and will not be, adverse in any material respect to the Company or the Holders and (ii) nothing in this Section 4.03 shall prevent the Company from taking any action that complies with the provisions of Section 5.01.

                     Section 4.04. Payment of Taxes and Other Claims. The Company shall, and shall cause each of its Subsidiaries (other than Non-Recourse Subsidiaries) to, pay or discharge or cause to be paid or discharged, before any penalty accrues from the failure to so pay or discharge, (1) all material taxes, assessments and governmental charges levied or imposed upon it or any of such Subsidiaries or upon the income, profits or property of it or any of such Subsidiaries, and (2) all material, lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property or the property of any Subsidiary; provided that there shall not be required to be paid or discharged any such tax, assessment, charge or claim if the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and adequate provision therefor has been made.

                     Section 4.05. Compliance Certificates. (a) The Company shall deliver to the Trustee within 60 days after the end of each of the Company's fiscal quarters (120 days after the end of the Company's last fiscal quarter of its fiscal year) an Officers' Certificate, stating whether or not the signers, after due inquiry, know of any Default or Event of Default which occurred during such fiscal quarter. An Officers' Certificate delivered within 120 days after the end of the Company's fiscal year shall also contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company as to such officer's knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.05(a), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If the officer does know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default, and its status. The first certificate to be delivered pursuant to this Section 4.05(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

                     (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware of the occurrence of each Default or Event of Default which is continuing, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company has taken and proposes to take with respect thereto. Following receipt of such Officers' Certificate, the Trustee shall send the notice called for by Section 7.05, except as provided therein.

                     Section 4.06. Securities and Exchange Commission Reports.
(a) The Company shall file with the Trustee and provide Holders of record, within 15 days after it files them with the Commission, copies of its annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act, without exhibits in the case of each Holder, unless the Company is requested in writing by such Holder. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will continue to file with the Commission and provide the Trustee and Holders with such annual reports and information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which are specified in Sections 13 and 15(d) of the Exchange Act, without exhibits in the case of Holders, unless the Company is requested in writing by the Holders. The Company also will comply with the other provisions of TIA Section 314(a).

                     (b) So long as any of the Securities remain outstanding, the Company shall cause each annual, quarterly and other financial report mailed or otherwise furnished by it generally to public securityholders to be filed with the Trustee and mailed to the Holders of record at their addresses appearing in the register of Securities maintained by the Registrar, in each case at the time of such mailing or furnishing to stockholders. The Company shall provide to any Holder or any beneficial owner of Notes any information reasonably requested by such holder or such beneficial owner concerning the Company and its Subsidiaries (including financial statements) necessary in order to permit such holder or such beneficial owner to sell or transfer Notes in compliance with Rule 144A under the Securities Act or any similar rule or regulation adopted by the Commission.

                     (c) Delivery of such reports to the Trustee is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively and exclusively on Officers' Certificates).

                     Section 4.07. Waiver of Stay, Extension or Usury Laws. The Company and the Guarantors each covenants (to the full extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, and will actively resist any attempts to claim the benefit of any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the full extent permitted by applicable law) the Company and the Guarantors each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                     Section 4.08 Maintenance of Properties. Subject to this
Article IV, the Company shall cause all material properties owned by or leased to it or any of its Subsidiaries (other than Non-Recourse Subsidiaries) and used or useful in the conduct of its business or the business of such Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or such Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.08 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is not, in the judgment of the Board of Directors of the Company or such Subsidiary, adverse in any material respect, to the Company or the Holders.

                     Section 4.09. Limitation on Debt and Preferred Stock of the Company and its Subsidiaries. (a) The Company shall not, and shall not permit any of its Subsidiaries to, Issue, directly or indirectly, any Debt unless, at the time of such Issuance and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Consolidated EBITDA Coverage Ratio of the Company for the period of its most recently completed four consecutive fiscal quarters ending at least 45 days prior to the date such Debt is Issued is at least 2.00 to 1.00.

                     (b) Notwithstanding the foregoing, there may be issued the following Debt:

                      (1) The Securities (other than the Additional Securities) and the guarantee thereof by the Guarantors;

                      (2) Debt of the Company Issued to and held by a Wholly-Owned Recourse Subsidiary of the Company and (ii) Debt of a Recourse Subsidiary of the Company Issued to and held by the Company or a Wholly-Owned Recourse Subsidiary of the Company; provided that any subsequent transfer of such Debt (other than to the Company or to a Wholly-Owned Recourse Subsidiary of the Company) shall be deemed, in each case, to constitute the Issuance of such Debt by the Company or such Subsidiary;

                      (3) Debt the proceeds of which are used to acquire assets of the Company and its Subsidiaries; provided that, after giving effect to the Issuance of any such Debt that otherwise complies with this clause (3), the aggregate amount of all Debt then outstanding at any time under this clause (3), including all Refinancings thereof then outstanding, shall not at any time exceed $80,000,000;

                      (4) Acquired Debt;

                      (5) (x) Debt outstanding on the Issue Date (including the 2005 Notes, the 2006 Notes, the 2007 Notes and the 2008 Notes) and (y) Debt Issued to Refinance any Debt permitted by clause (a), this clause (5) or by clauses (1) and (3) of this Section 4.09(b); provided that, in the case of a Refinancing, (i) the amount of the Debt so Issued shall not exceed the principal amount or the accreted value (in the case of Debt Issued at a discount) of the Debt so Refinanced plus, in each case, the reasonable costs incurred by the issuer in connection with such Refinancing, (ii) the Average Life and Stated Maturity of the Debt so Issued shall equal or exceed that of the Debt so Refinanced, (iii) the Debt so Issued shall not rank senior in right of payment to the Debt being Refinanced,
                      (iv) if the Debt being Refinanced does not bear interest in cash prior to a specified date, the Refinancing Debt shall not bear interest in cash prior to such specified date, (v) if the Debt being Refinanced is Debt permitted by clause (3), such Refinancing Debt is not secured by any assets not securing the Debt so Refinanced or improvements or additions thereto, or replacements thereof, and (vi) the obligors with respect to the Refinancing Debt shall not include any Persons who were not obligors (including predecessors thereof) with respect to the Debt being Refinanced;

                      (6) Non-Recourse Debt of a Non-Recourse Subsidiary of the Company and Guarantees of Non-Recourse Debt of Non-Recourse Subsidiaries which Guarantees are recourse only to the stock of the Non-Recourse Subsidiaries;

                      (7) Debt under the Credit Agreement or any Refinancing thereof; provided that the aggregate outstanding amount thereunder does not at any time exceed $150,000,000;

                      (8) Debt secured by Receivables, including to Refinance the Receivables Financing Agreement, provided that the amount of such Debt does not exceed 85% of the face amount of the Receivables; and

                      (9) Debt (other than Debt identified in clauses (1) through (8) above) in an aggregate principal amount outstanding at any one time not to exceed $100,000,000.

                     (c) The Company shall not, and shall not permit any of its Subsidiaries to, Issue any Preferred Stock; provided that there may be issued the following Preferred Stock:

                               (1) Preferred Stock of the Company or any Subsidiary of the Company issued to and held by the Company or a Wholly-Owned Recourse Subsidiary of the Company; provided that any subsequent transfer of such Preferred Stock (other than to the Company or to a Wholly-Owned Recourse Subsidiary of the Company) or such Wholly-Owned Recourse Subsidiary of the Company ceasing to be a Wholly-Owned Recourse Subsidiary of the Company shall be deemed, in each case, to constitute the Issuance of such Preferred Stock by the Company or such Subsidiary;

                               (2) Preferred Stock (other than Preferred Stock described in clause (1) but including the Preferred Stock referred to in the proviso to clause (1) above); provided that the liquidation value of any Preferred Stock issued pursuant to this clause (2) shall constitute Debt for purposes of this Section 4.09 and dividends on such Preferred Stock shall be included in determining Consolidated

           Interest Expense of the Company for purposes of calculating the Consolidated EBITDA Coverage Ratio of the Company under paragraph (a) of this Section 4.09; and

                               (3) Preferred Stock (other than Redeemable Stock) of the Company.

                     (d) To the extent the Company or any of its Subsidiaries Guarantees any Debt of the Company or any other Subsidiary, such Guarantee and such Debt will be deemed to be the same Debt and only the amount of the Debt will be deemed to be outstanding. If the Company or any of its Subsidiaries Guarantees any Debt of a Person that, subsequent to the Issuance of such Guarantee, becomes a Subsidiary of the Company, such Guarantee and the Debt so Guaranteed shall be deemed to be the same Debt, which shall be deemed to have been Issued when the Guarantee was Issued and shall be deemed to be permitted to the extent the Guarantee was permitted when Issued.

                     Section 4.10. Limitation on Restricted Payments and Restricted Investments. (a) So long as no Default or an Event of Default shall have occurred and be continuing, the Company may make, and may permit any of its Subsidiaries to make, directly or indirectly, a Restricted Payment or Restricted Investment so long as, at the time of such Restricted Payment or Restricted Investment and immediately after giving effect thereto, the aggregate amount of Restricted Payments made since the Issue Date and the aggregate amount of Restricted Investments made since the Issue Date and then outstanding (the amount expended for such purposes, if other than in cash, shall be the fair market value of such property as determined by the Board of Directors of the Company in good faith as of the date of payment or investment) shall not exceed the sum of:

           (i) 75% of the cumulative Consolidated Net Income (or minus 100% of the cumulative Consolidated Net Loss) of the Company accrued during the period beginning on the Commencement Date and ending on the last day of the fiscal quarter for which financial information has been made publicly available by the Company but ending no more than 135 days prior to the date of such Restricted Payment or Restricted Investment (treating such period as a single accounting period);

           (ii) 100% of the net cash proceeds, including the fair market value of property other than cash as determined by the Board of Directors of the Company in good faith, as evidenced by a Board Resolution, received by the Company from any Person (other than a Subsidiary of the Company) from the Issuance and sale subsequent to the Commencement Date of Capital Stock of the Company (other than Redeemable Stock) or as a capital contribution; provided that, if the value of the non-cash contribution is in excess of $10,000,000 the Company shall have received the written opinion of a nationally recognized investment banking firm that the terms thereof, from a financial point of view, are fair to the shareholders of the Company or such Subsidiary, in their capacity as such (the determination as to the value of any non-cash consideration referred to in this clause (ii) to be made by such investment banking firm), and such opinion shall have been delivered to the Trustee;

           (iii) 100% of the net cash proceeds received by the Company from the exercise of options or warrants on Capital Stock of the Company (other than Redeemable Stock) since the Commencement Date;

           (iv) 100% of the net cash proceeds received by the Company from the conversion into Capital Stock (other than Redeemable Stock) of convertible Debt or convertible Preferred Stock issued and sold (other than to a Subsidiary of the Company) since the Commencement Date; and

           (v) $60,000,000.

                     The designation by the Company or any of its Subsidiaries of a Subsidiary as a Non-Recourse Subsidiary shall be deemed to be the making of a Restricted Investment by the Company in an amount equal to the outstanding Investments made by the Company and its Subsidiaries in such Person being designated a Non-Recourse Subsidiary at the time of such designation.

                     (b) Section 4.10(a) shall not prevent the following, as long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom other than pursuant to Section 4.10(a)):

                               (1) the making of any Restricted Payment or Restricted Investment within 60 days after (x) the date of declaration thereof or (y) the making of a binding commitment in respect thereof; provided that at such date of declaration or commitment such Restricted Payment or Restricted Investment complied with Section 4.10(a);

                               (2) any Restricted Payment or Restricted
           Investment made out of the net cash proceeds received by the Company from the substantially concurrent sale of its Common Stock (other than to a Subsidiary of the Company); provided that such net cash proceeds so utilized shall not be included in paragraph (a) in determining the amount of Restricted Payments or Restricted Investments the Company could make under Section 4.10(a);

                               (3) cumulative Investments in Non-Recourse
           Subsidiaries not in excess of $50,000,000 in the aggregate determined as of the date of Investment (the amount so expended, if other than cash, to be determined by the Company's Board of Directors, as evidenced by a Board Resolution); and

                               (4) repurchases of Capital Stock of the Company, in each case from employees of the Company or any of its Subsidiaries (other than any Permitted Holder); provided, however, that the aggregate amount of Restricted Payments made under this clause shall not exceed $1,500,000 in any fiscal year.

Restricted Payments or Restricted Investments made pursuant to clauses (2), (3) or (4) shall not be deducted in determining the amount of Restricted Payments or Restricted Investments made or then outstanding under Section 4.10(a).

           Section 4.11. Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur or suffer to exist any Liens upon their respective property or assets whether owned on the Issue Date or acquired after such date, or on any income or profits therefrom, other than the following:

                               (1) Liens existing on the Issue Date;

                               (2) Permitted Liens;

                               (3) Purchase money Liens on assets of the Company and its Subsidiaries or improvements or additions thereto existing or created within 180 days after the time of acquisition of or improvements or additions to such assets, or replacements thereof; provided that (i) such acquisition, improvement or addition is otherwise permitted by this Indenture, (ii) the principal amount of Debt (including Debt in respect of Capitalized Lease Obligations) secured by each such Lien on each asset shall not exceed the cost (including all such Debt secured thereby, whether or not assumed) of the item subject thereto, and such Liens shall attach solely to the particular item of property so acquired, improved or added and any additions or accessions thereto, or replacements thereof, and (iii) the aggregate amount of Debt secured by Liens permitted by this clause (3) shall not at any time exceed $40,000,000;

                               (4) Liens to secure Refinancing of any Debt secured by Liens described in clauses (l)-(3) above and (5) below; provided that (i) Refinancing does not increase the principal amount of Debt being so Refinanced and (ii) the Lien of the Refinancing Debt does not extend to any asset not securing the Debt being Refinanced or improvements or additions thereto, or replacements thereof;

                               (5) Liens securing Acquired Debt; provided that
           (i) any such Lien secured the Acquired Debt at the time of the incurrence of such Acquired Debt by the Company or by one of its Subsidiaries and such Lien and Acquired Debt were not incurred by the Company or any of its Subsidiaries or by the Person being acquired or from whom the assets were acquired in connection with, or in anticipation of, the incurrence of such Acquired Debt by the Company or by one of its Subsidiaries and (ii) any such Lien does not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Debt became Acquired Debt of the Company or of one of its Subsidiaries;

                               (6) Liens on Receivables securing Debt permitted by Section 4.09(b)(8);

                               (7) Liens securing intercompany Debt permitted by Section 4.09(b)(2); and

                               (8) Liens on assets of the Company and its Subsidiaries in addition to those referred to in clauses (1)-(7), provided that such Liens only secure Debt of the Company and its

           Subsidiaries in an aggregate amount not to exceed at any one time outstanding $60,000,000.

                     Section 4.12. Limitation on Transactions with Affiliates.
(a) The Company shall not enter, and shall not permit any of its Subsidiaries to enter, directly or indirectly, into any transaction or series of related transactions with any Affiliate of the Company (other than (x) the making of a Restricted Payment or Restricted Investment otherwise permitted by Section 4.10 or those transactions specifically permitted by Section 4.10(b), (y) transactions between or among Non-Recourse Subsidiaries of the Company or (z) transactions between or among the Company and its Subsidiaries (other than Non-Recourse Subsidiaries)) including, without limitation, any loan, advance or investment or any purchase, sale, lease or exchange of property or the rendering of any service, unless the terms of such transaction or series of transactions are set forth in writing and at least as favorable as those available in a comparable transaction in arms-length dealings from an unrelated Person; provided that (i) if any such transaction or series of related transactions (other than any purchase or sale of inventory in the ordinary course of business, but including entering into any long-term arrangement involving the purchase of granules or glass fiber from, or the provision of management services of the type currently provided under the Management Agreement by, an Affiliate of the Company, including ISP or a Subsidiary thereof) involves aggregate payments or other consideration in excess of $10,000,000, such transaction or series of related transactions shall be approved (and the value of any non-cash consideration shall be determined) by a majority of those members of the Board of Directors of the Company or such Subsidiary, as the case may be, having no personal stake in such business, transaction or transactions; and (ii) in the event that such transaction or series of related transactions (other than any purchase or sale of inventory in the ordinary course of business or other than purchases of granules or glass fiber from an Affiliate of the Company, including ISP or a Subsidiary thereof) involves aggregate payments or other consideration in excess of $35,000,000 (with the value of any non-cash consideration being determined by a majority of those members of the Board of Directors of the Company or such Subsidiary, as the case may be, having no personal stake in such business, transaction or transactions), the Company or such Subsidiary, as the case may be, shall have also received a written opinion from a nationally recognized investment banking firm that such transaction or series of related transactions is fair to the shareholders, in their capacity as such, of the Company or such Subsidiary from a financial point of view and such opinion has been delivered to the Trustee; provided further, in the event that each member of the Board of Directors of the Company or the Subsidiary, as the case may be, proposing to engage in a transaction or series of related transactions described in the preceding proviso has a personal stake in such business, transaction or transactions, the Company or such Subsidiary may enter into such transaction or series of transactions if the Company or such Subsidiary, as the case may be, shall have received the written opinion of a nationally recognized investment banking firm that the terms thereof, from a financial point of view, are fair to the shareholders of the Company or such Subsidiary, in their capacity as such (the determination as to the value of any non-cash consideration referred to in the preceding proviso to be made by such investment banking firm), and such opinion shall have been delivered to the Trustee.

                     (b) Section 4.12(a) shall not prevent the following:

                               (1) the purchase of granules from an Affiliate of the Company, including ISP or a Subsidiary of ISP, provided that (a) subject to Section 4.12(c), the price and other terms shall not be less favorable to the Company than those set forth in the Granules Contracts or (b) a nationally recognized investment banking firm or accounting firm has delivered a written opinion to the Company to the effect that either the terms thereof are fair to the Company from a financial point of view or are on terms at least as favorable to the Company as those available in comparable transactions in arms-length dealings from an unrelated third party;

                               (2) the continuance of the Management Agreement (including with an Affiliate of the Company other than ISP) (a) in accordance with its terms or on terms no less favorable to the Company than those contained in the Management Agreement or (b) on other terms provided that the Company shall have received the written opinion of a nationally recognized investment banking firm or accounting firm that either the terms thereof, from a financial point of view, are fair to the Company or are on terms at least as favorable to the Company as those available in comparable transactions in arms-length dealings from an unrelated Person;

                               (3) any transaction between the Company or a Subsidiary thereof and its own employee stock ownership or benefit plan;

                               (4) any transaction with an officer or director of the Company or any Subsidiary of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such officer or director);

                               (5) any business or transactions with an Unrestricted Affiliate;

                               (6) borrowings by the Company or its Subsidiaries from Affiliates of the Company; provided that such loans are unsecured, are prepayable at any time without penalty, contain no restrictive covenants and the effective cost of borrowings thereunder do not exceed the interest rate then in effect from time to time under the Credit Agreement or any Refinancings thereof (or, if such agreement is not outstanding, under the unsecured bank debt of the Company);

                               (7) payments made pursuant to the Tax Sharing Agreement; or

                               (8) purchases made pursuant to the Glass Fiber Contract; provided that the terms of such contract are set forth in writing and are at least as favorable to the Company as those available in a comparable transaction in arms-length dealings with an unrelated Person.

                     (c) The Company shall not, and shall not permit any of its Subsidiaries to, amend, modify or waive any provision of the Tax Sharing Agreement, the Granules Contracts or the Glass Fiber Contract in any manner which is significantly adverse to the Company or the holders of the Notes (it being understood that an extension or modification of any of the Granules Contracts (or any similar granules purchase contract) or the Glass Fiber

Contract on terms at least as favorable to the Company as those available at the time of the extension or modification (or any such new agreement) in a comparable transaction in arms-length dealings with an unrelated Person shall not be deemed significantly adverse to the Company or the Holders).

                     Section 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any of its Subsidiaries (other than Non-Recourse Subsidiaries) to, directly or indirectly, create or otherwise cause to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Debt owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries, (c) transfer any of its properties or assets to the Company or (d) incur or suffer to exist Liens in favor of the Holders, except for such encumbrances or restrictions existing under or by reason of any of the following:

                               (1) applicable law;

                               (2) this Indenture and the indentures governing the 2005 Notes, the 2006 Notes, the 2007 Notes and the 2008 Notes;

                               (3) customary provisions restricting subletting or assignment of any lease or license or other commercial agreement;

                               (4) any instrument governing Acquired Debt of any Person, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than such Person and its Subsidiaries, or the property or assets of such Person and its Subsidiaries, so acquired;

                               (5) the Liens specifically permitted by Section 4.11; provided that such Liens and the terms governing such Liens do not, directly or indirectly, restrict the Company or its Subsidiaries from granting other Liens, except as to the assets subject to such Liens;

                               (6) the Credit Agreement, the Receivables
           Financing Agreement or other Debt existing on the Issue Date; and

                               (7) any Refinancing of the Credit Agreement, the Receivables Financing Agreement or any such other Debt existing on the Issue Date; provided that the terms and conditions of any such Refinancing agreements relating to the terms described under clauses
           (a)-(d) above are no less favorable to the Company than those contained in the agreements governing the Debt being Refinanced.

                     Section 4.14. Change of Control. (a) In the event of any Change of Control, each Holder shall have the right, at such Holder's option, to require the Company to purchase all or any portion (in integral multiples of $1,000) of such Holder's Securities on the date (the "Change of Control Payment Date") which is 25 Business Days after the date the Change of Control Notice (as defined below) is mailed or is required to be mailed (or such later date as is required by applicable law) at 101% of the principal amount thereof, plus accrued interest to the Change of Control Payment Date (the "Put Amount").

                     (b) The Company or, at the request of the Company, the Trustee shall send, by first-class mail, postage prepaid, to all Holders, within ten Business Days after the occurrence of each Change of Control, a notice of the occurrence of such Change of Control (the "Change of Control Notice"), specifying a date by which a Holder must notify the Company of such Holder's intention to exercise the repurchase right and describing the procedure that such Holder must follow to exercise such right. The Company is required to deliver a copy of such notice to the Trustee and to cause a copy of such notice to be published in a daily newspaper of national circulation.

                     Each Change of Control Notice shall state:

                               (1) that a Change of Control has occurred, that each Holder has the right to require the Company to repurchase all or any part of such Holder's Security at a purchase price in cash equal to their Put Amount, that the change of control offer is being made pursuant to this Section 4.14 and that all Securities tendered will be accepted for payment;

                               (2) the purchase price and the Change of Control Payment Date;

                               (3) that any Security not tendered will continue to accrue interest;

                               (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the change of control offer shall cease to accrue interest after the Change of Control Payment Date;

                               (5) that Holders electing to have a Security purchased pursuant to a change of control offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

                               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                               (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered;

                               (8) the circumstances and relevant facts regarding such Change of Control, including but not limited to the identity of the purchaser and pro forma financial information; and

                               (9) that the Company has the right, pursuant to the provision described in paragraph 5(a) of the Securities, to purchase any securities not tendered as provided therein.

                     No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. The Company shall comply with all applicable Federal and state securities laws in connection with each Change of Control Notice.

                     On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the change of control offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities so tendered and
(iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so purchased shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

                     Section 4.15. Limitation on Asset Sales. (a) The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to, consummate an Asset Sale unless:

                               (1) the Company or such Subsidiary, as the case may be, receives consideration (including non-cash consideration, whose fair market value shall be determined in good faith by the Board of Directors of the Company or such Subsidiary, as evidenced by a Board Resolution) at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by its Board of Directors, as evidenced by a Board Resolution);

                               (2) at least 75% of the consideration received by the Company or such Subsidiary, as the case may be, shall be cash or Cash Equivalents; provided that this clause (2) shall not prohibit any Asset Sale for which the Company or such Subsidiary, as the case may be, receives 100% of the consideration, directly or through the acquisition of Capital Stock of a Person, in operating assets; and

                               (3) in the case of an Asset Sale by the Company or any of its Subsidiaries, the Company shall commit to apply the Net Cash Proceeds of such Asset Sale within 300 days of the consummation of such Asset Sale, and shall apply such Net Cash Proceeds within 360 days of receipt thereof (i) to invest in the businesses that the Company and its Recourse Subsidiaries are engaged in at the time of such Asset Sale or any like or related business, (ii) to pay or satisfy any Debt of the Company or any of its Subsidiaries (other than Debt which is subordinated by its terms to the Securities) or Preferred Stock of a Subsidiary, including the Debt referred to in the last sentence of the definition thereof or make provision for the payment thereof, through an escrow or other fund, and/or (iii) to offer to purchase the Securities in a tender offer (a "Net Proceeds Offer") at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase; provided, however, that the Company shall, to the extent required under the indentures governing the 2005 Notes, the 2006 Notes, the 2007 Notes and the 2008 Notes, first offer to purchase any outstanding 2006 Notes in a tender offer at a redemption price equal to 100% of the accreted value thereof to the date of redemption, and then offer to purchase any outstanding 2007 Notes, in a tender offer at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase, and then offer to purchase any outstanding 2005 Notes, in a tender offer at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of repurchase, and then offer to purchase any outstanding 2008 Notes, in a tender offer at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase, provided, further, however, that the Company may defer making a Net Proceeds Offer until the aggregate Net Cash Proceeds from Asset Sales to be applied pursuant to this clause (3)(iii) equal or exceed $25,000,000;

provided that (i) the Company and its Subsidiaries may retain up to $7,000,000 of Net Cash Proceeds from Asset Sales in any twelve-month period (without complying with clause (3)), and (ii) any Asset Sale that would result in a Change of Control shall not be governed by this Section 4.15 but shall be governed by the provisions described under Section 4.14 and paragraph 5(a) of the Securities.

                     (b) Notice of a Net Proceeds Offer shall be mailed or caused to be mailed, by first class mail, by the Company, within 300 days after the relevant Asset Sale to all Holders at their last registered addresses as of a date within 15 days prior to the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

           (1) that the Net Proceeds Offer is being made pursuant to this
           Section 4.15 and that all Securities tendered will be accepted for payment; provided that, if the aggregate principal amount of Securities tendered in a Net Proceeds Offer exceeds the aggregate amount available for the Net Proceeds Offer, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company, so that only Securities in denominations of $1,000 or multiples thereof shall be purchased);

           (2) the purchase price and the purchase date (which shall be determined in accordance with Section 4.15(a)) (the "Proceeds Purchase Date);

           (3) that any Security not tendered will continue to accrue interest;

           (4) that, unless there is a default in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

           (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Proceeds Purchase Date;

           (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Proceeds Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Securities purchased; and

           (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered.

                     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer.

                     On or before the Proceeds Purchase Date, the Company or such Subsidiary of the Company, as the case may be, shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(l) above, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

                     Section 4.16. Restriction on Transfer of Certain Assets to Subsidiaries. If the Company transfers or causes to be transferred, in one or a series of related transactions, Material Assets to any one or more Non-Recourse Subsidiaries of the Company, the Company shall cause such transferee Subsidiary to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such transferee Subsidiary shall unconditionally Guarantee, on a senior basis, all of the Company's obligations under the Securities and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly executed and delivered by such transferee Subsidiary.

                     Section 4.17. Investment Company Act. The Company shall not take any action that would require it or any of its Subsidiaries to register as an investment company under the Investment Company Act of 1940.

                     Section 4.18. Consents, etc. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any fee, interest or other amount to any Holders in connection with any consent, waiver or amendment to this Indenture or the Securities, unless such fee, interest or other amount is offered or agreed to be paid to all Holders who are given the same opportunity to so consent, waive or agree to amend and who, in fact, so consent, waive or agree to amend.


                                   ARTICLE V.
                              SUCCESSOR CORPORATION


           Section 5.01. When the Company May Merge, etc. The Company shall not consolidate with or merge with or into or sell, assign, transfer or lease all or substantially all of its properties and assets (either in one transaction or in a series of related transactions) to any Person, unless:

                               (1) the Company shall be the continuing Person, or the resulting, surviving or transferee Person (if other than the Company) shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, and this Indenture shall remain in full force and effect;

                               (2) immediately before and immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been issued by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                               (3) immediately before and after giving effect to such transaction, the resulting, surviving or transferee Person could incur at least $1.00 of additional Debt under Section 4.09(a); and

                               (4) immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction.

                     In connection with any consolidation, merger, sale, assignment, transfer or lease contemplated by this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer or lease and the supplemental indenture in respect thereto comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been complied with.

                     Section 5.02. Successor Corporation Substituted. Upon any consolidation or merger or any sale, assignment, transfer or lease of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if such successor corporation had been named as the Company herein, and, except in the case of a lease, the Company will be discharged from all obligations and covenants under this Indenture and the Securities.


                                   ARTICLE VI.
                              DEFAULTS AND REMEDIES


                     Section 6.02. Events of Default. An "Event of Default" occurs if:

                               (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

                               (2) (i) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity or otherwise or (ii) the Company fails to redeem or repurchase Securities when required pursuant to this Indenture or the Securities;

                               (3) the Company fails to comply with the provisions of Article V;

                               (4) the Company fails to comply for 30 days after notice with any of its obligations under Sections 4.03, 4.06 and 4.09 through 4.14, inclusive;

                               (5) the Company fails to comply for 60 days after notice with its other agreements contained in this Indenture or the Securities (other than those referred to in clauses (1)-(4) above);

                               (6) principal of or interest on Debt of the Company or any of its Significant Subsidiaries is not paid within any applicable grace period or is accelerated by the holders thereof because of a default and the total amount that is unpaid or accelerated exceeds $15,000,000 or its foreign currency equivalent and such default continues for five days after notice;

                               (7) the Company or any of its Significant
           Subsidiaries (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing;

                               (8) any judgment or order for the payment of money in excess of $15,000,000 in the aggregate is rendered against the Company or any of its Significant Subsidiaries and (i) there is a period of 60 days following the entry of such judgment or order during which such judgment or order is not discharged, waived or the execution thereof stayed and such default continues for 10 days after the notice specified below or (ii) foreclosure proceedings therefor have begun and have not been stayed within five days of the commencement of such foreclosure proceeding; or

                               (9) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

                     A Default under clauses (4), (5), (6), (8) or (9) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company in writing of the Default, and the Company does not cure the Default within the time specified in such clause after receipt of such notice. Such notice shall be given by the Trustee if so requested in writing by the Holders of at least 25% in aggregate principal amount of the outstanding Securities. When a Default under clause (4),
(5), (6), (8) or (9) is cured or remedied within the specified period, it ceases to exist.

                     Section 6.02. Acceleration. If an Event of Default (other than an Event of Default with respect to the Company specified in Section 6.01(7)) occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may declare all unpaid principal of and accrued interest on the Securities then outstanding to be due and payable (the "Default Amount"). Upon a declaration of acceleration, such amount shall be due and payable immediately.

                     If an Event of Default with respect to the Company specified in Section 6.01(7) occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.

                     The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Trustee and the Company, may rescind an acceleration with respect to the Securities and its consequences if (i) all existing Defaults and Events of Default, other than the non-payment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and
(iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                     Section 6.03. Other Remedies. Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing and the Holders are entitled to payment as a result of acceleration, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of and/or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                     Section 6.04. Waiver of Past Defaults. Subject only to the provisions of Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in payment of principal or interest on any Security as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases to exist.

                     Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Securityholder as such, or that may subject the Trustee to personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                     Section 6.06. Limitation on Remedies. Except as provided in
Section 6.07, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

           (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

           (2) Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

           (3) such Holder or Holders offer and provide to the Trustee reasonable indemnity or security satisfactory to the Trustee against any loss, liability or expense;

           (4) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

           (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

                     Section 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                     Section 6.08. Collection Suit by Trustee. If an Event of Default specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of the principal amount, together with, to the extent that payment of such interest is lawful, interest on overdue principal, at the rate per annum specified in the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                     Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property. The Trustee shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

                     Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

                     First: to the Trustee for amounts due under Section 7.07;

                     Second: to Securityholders for amounts due and unpaid on the Securities ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for the principal amount and interest, respectively; and

                     Third: to the Company.

                     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

                     Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by any Holder or a group of Holders of more than 10% in principal amount of the outstanding Securities.

                     Section 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII.

                                    TRUSTEE

                     Section 7.01. Rights of Trustee. Subject to TIAss. 315(a) through (d):

                     (A) The Trustee may conclusively rely on any document whether in its original or facsimile form believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                     (B) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate and/or Opinion of Counsel.

                     (C) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                     (D) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence.

                     (E) The Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                     (F) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                     Section 7.02. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent or Affiliate (including without limitation the Initial Purchaser) may do the same with like rights. However, the Trustee is subject to TIA ss.ss. 310(b) and 311.

                     Section 7.03. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                     Section 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the legality or validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

                     Section 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of the principal of or interest on any Security, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders.

                     Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the Issue Date, the Trustee shall mail to each Securityholder a report dated as of May 15 as to the matters set forth in TIA ss. 313(a) if required by TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and 313(c).

                     A copy of each such report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange, if any, on which the Securities are listed.

                     The Company shall promptly notify the Trustee in writing if the Securities become listed on any national securities exchange or of any delisting thereof.

                     Section 7.07. Compensation and Indemnity. The Company agrees that it shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall agree in writing for its services. The

Trustee's compensation shall not be limited by any law on compensation relating to the trustee of an express trust. The Company agrees that it shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel. Such expenses shall also include any taxes or other reasonable costs incurred by the trust created under Section 8.01.

                     The Company shall indemnify each of the Trustee and any predecessor Trustee for, and hold it harmless against, any and all loss, damage, claim or liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless the Company is actually prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse the Trustee for any expense or indemnify the Trustee against any loss or liability incurred by the Trustee through negligence or bad faith.

                     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee except money or property held in trust to pay principal or interest on particular Securities.

                     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(7), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                     The Company's obligations under this Section 7.07 and any Lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article VIII and/or the termination of this Indenture.

                     Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08. The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying a Trust Officer of the Trustee in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

           (1) the Trustee fails to comply with Section 7.10;

           (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

           (3) a receiver or other public officer takes charge of the Trustee or its property; or

           (4) the Trustee becomes incapable of acting.

                     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.07. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount at maturity of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately thereafter, subject to the Lien provided in Section 7.07, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                     If any Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA ss. 310(a)(5).

                     Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                     Section 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee, if such corporation or association complies with Section 7.10.

                     Section 7.10. Eligibility: Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(l). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company subsidiary shall have) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee also shall comply with TIA ss. 310(b).

                     Section 7.11. Preferential Collection of Claims Against the Company. The Trustee is subject to TIA ss. 311(a), excluding from the operation of TIA ss. 311(a) any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                     Section 7.12. Duties of Trustee. (A) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                     (B) Except during the continuance of a Default or an Event of Default:

                               (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligation shall be read into this Indenture against the Trustee; and

                               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and which conform to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                     (C) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                               (1) this paragraph does not limit the effect of paragraph (B) of this Section 7.12;

                               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                     (D) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                     (E) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.12(A), (B), (C) and (D).

                     Section 7.13. Trustee's Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.


                                  ARTICLE VIII.

                       DISCHARGE OF INDENTURE; DEFEASANCE

                     Section 8.01. Discharge of Liability on Securities Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, and the Company irrevocably deposits with the Trustee money sufficient to pay at maturity all outstanding Securities, including interest thereon, if any, (other than Securities replaced pursuant to Section 2.07) and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as to the satisfaction of all conditions to such satisfaction and discharge of this Indenture and at the cost and expense of the Company.

                     (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company may at any time terminate (i) all its obligations and all obligations of the Guarantors under the Securities and this Indenture ("legal defeasance"), or (ii) its obligations under Sections 4.03, 4.04, 4.06, 4.08 through 4.17, inclusive, and the operation of Section 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7) (with respect only to Significant Subsidiaries) and 6.01(8) and the limitations contained in Section 5.01(3) and (4) ("covenant defeasance").

                     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto.

                     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                     (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08,
8.04, 8.05 and 8.06 and each Guarantor's guarantee of such obligations under its

Subsidiary Guarantee shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                     Section 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

           (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal on the Securities and interest, if any, to maturity or redemption, as the case may be;

           (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest, if any, when due on all the Securities to maturity or redemption, as the case may be;

           (3) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

           (4) the deposit does not constitute a default under any other agreement binding on the Company;

           (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

           (6) the Company delivers to the Trustee an Opinion of Counsel stating that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and, in the case of legal defeasance only, such Opinion of Counsel shall be based on a ruling received from or published by the Internal Revenue Service or a change, since the date of this Indenture, in the applicable federal income tax law, and

           (7) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

                     Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing paragraphs (2), (3), (4), (5), (6) and
(7) need not be satisfied so long as, at the time the Company makes the deposit described in paragraph (1), (i) no Default under Section 6.01(1), 6.01(2), 6.01(7) or 6.01(8) has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed pursuant to Section 3.03 providing for redemption of all the Securities 30 days after such mailing and the provisions of Section 3.01 with respect to such redemption shall have been complied with or (y) the Stated Maturity of all of the Securities will occur within 30 days. If the conditions of the preceding sentence are satisfied the Company shall be deemed to have exercised its covenant defeasance option.

                     Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III and paragraph 5(a) of the Securities (including by utilizing amounts under deposit).

                     Section 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest, if any, on the Securities.

                     Section 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal and interest, if any, that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                     Section 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charges imposed on or assessed against U.S. Government Obligations deposited with the Trustee hereunder or the principal and interest received on such U.S. Government Obligations.

                     Section 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided that, if the Company has made any payment of interest, if any, on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


                     Section 9.01. Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

           (1) to cure any ambiguity, defect or inconsistency;

           (2) to comply with Article V;

           (3) to provide for uncertificated Securities in addition to certificated Securities;

           (4) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

           (5) to make any change that would provide any additional benefit or rights to the Securityholders or that does not adversely affect the rights of any Securityholder;

           (6) to provide for issuance of the Exchange Securities or Private Exchange Notes, if applicable, which will have terms substantially identical in all material respects to the Initial Securities (except that, with respect to the Exchange Securities, the transfer restrictions contained in the Initial Securities will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Securities, as a single issue of securities;

           (7) to release any Guarantor from its obligations hereunder in accordance with the terms of this Indenture; or

           (8) to provide for issuance of the Additional Securities and to reflect any registration rights agreement executed in connection with such Additional Securities, including any exchange securities and private exchange notes referred to therein, which exchange securities and private exchange notes shall have substantially the identical terms and be in substantially the identical form as the Exchange Securities and Private Exchange Notes, respectively.

                     Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the rights of any Securityholders hereunder.

                     Section 9.02. With Consent of Holders. Subject to Section 6.07, the Company, when authorized by resolution of its Board of Directors, and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding, and the Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities.

                     Notwithstanding the provisions of this Section 9.02, without the consent of each Securityholder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

                     (A) change the stated maturity of the principal of, or any installment of interest on, any Security or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof;

                     (B) reduce the percentage in principal amount of the outstanding Securities, the consent of the Holders of which is required for any supplemental indenture or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or Defaults hereunder and their consequences provided for in this Indenture;

                     (C) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of covenants, except to increase any such percentage of outstanding Securities required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Securityholder affected thereby;

                     (D) waive a default in the payment of the principal of or interest on any Security or modify or waive the Company's obligation to repurchase Securities under Section 4.14 or 4.15;

                     (E) except as otherwise permitted by the covenants contained in Article V, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture;

                     (F) make any change in this Section 9.02 or Section 6.04 or 6.07;

                     (G) change the time at which any Security must be redeemed or repaid in accordance with the terms of this Indenture and the Securities; or

                     (H) release any Guarantor from its Subsidiary Guarantee other than in accordance with the terms of this Indenture.

                     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. Any amendment, waiver or consent shall be deemed effective upon receipt by the Trustee of the necessary consents and shall not require execution of any supplemental indenture to be effective.

                     After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, waiver or consent. Except as otherwise provided in this Section 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provisions of this Indenture or the Securities.

                     Section 9.03. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

                     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder; provided that if such amendment, supplement or waiver makes a change described in any of clauses (A) through (G) of Section 9.02, such amendment, supplement or waiver shall bind each Holder of a Security who has consented to it; and provided, further, that if notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder's Security, such amendment, supplement or waiver shall bind every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

                     Section 9.04. Record Date. The Company shall be permitted to set a record date for purposes of determining the identity of Securityholders entitled to vote or consent on any matter arising under this Indenture. In the Company's sole discretion, the record date shall be either (i) the record date as determined pursuant to ss. 316(c) of the TIA or (ii) such other record date as the Company shall select.

                     Section 9.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may (and, at the request of the Company, shall) require the Holder of the Security to deliver it to the Trustee. The Trustee may (and, at the request of the Company, shall) place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may (and, at the request of the Company, shall) place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

                     Section 9.06. Trustee May Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this
Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive and, subject to TIA ss. 315(a) through (d), shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                     Section 9.07. Compliance with TIA. Every amendment or supplement to this Indenture or Securities shall comply with the TIA as then in effect.

                                    ARTICLE X

                              SUBSIDIARY GUARANTEES


                     Section 10.01. Guarantee. Subject to Section 10.07, each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees to each Holder and, with respect only to clause (b) below, to the Trustee (a "Subsidiary Guarantee"), the following obligations: (a) the full and punctual payment of principal, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all, other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture (including, without limitation, the compensation and other payment obligations to the Trustee hereunder) and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under the terms hereof notwithstanding any extension or renewal of any Guaranteed Obligation.

                     Each Guarantor agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                     The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, the Company, any Subsidiary thereof or any other Person, and, subject to Section 10.05, a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, the Company, any Subsidiary thereof or any other Person and whether or not any other Guarantor, the Company or any Subsidiary thereof be joined in any such action or actions. Any payment by the Company or any Subsidiary thereof or other circumstance which operates to toll any statute of limitations as to the Company or any such Subsidiary shall operate to toll the statute of limitations as to each Guarantor.

                     Notwithstanding anything to the contrary contained herein, at law or otherwise, the obligations of each Guarantor hereunder, and the rights of the Trustee and each Holder hereunder, shall be construed as equal and pari passu to the obligations of each such Guarantor under that certain Subsidiary Guaranty, dated as of August 18, 1999, among the guarantors party thereto and The Bank of New York, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Revolving Credit Subsidiary Guaranty") and the rights of The Bank of New York, as Administrative Agent, and the Lenders under the Revolving Credit Subsidiary Guaranty.

                     Section 10.02. Unconditional Obligations. The obligations of each Guarantor hereunder shall not be discharged except by complete performance of the Guaranteed Obligations as contemplated in this Indenture and the Securities. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any agreement referred to in clause (a) of this paragraph; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement;
(d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other Guarantor of the Guaranteed Obligations or any other Person; or (f) except as provided in Section 10.08, any change in the ownership of such Guarantor. Each Guarantor hereby waives notice of acceptance of its Subsidiary Guarantee herein and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or any right to require a proceeding or the taking of other action by the Trustee or any Holder against, and any other notice to, any other Guarantor or the Company.

                     Section 10.03. Continuing Guarantee. Each Guarantor's Subsidiary Guarantee herein is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Holder would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Holder to any other or further action to any circumstances without notice or demand. It is not necessary for any Holder to inquire into the capacity or powers of the Company or any Subsidiary thereof or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                     Section 10.04. Subrogation; Acceleration. Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed

Obligations may be accelerated as provided in Article VI for the purposes of such Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purposes hereof.

                     Section 10.05. Enforcement. The Holders agree that each Guarantor's obligations hereunder may be enforced only by the action of the Trustee in accordance with the terms of this Indenture and that no other Holder shall have any right individually to seek to enforce the obligations of the Guarantors hereunder. The Holders further agree that each Guarantor's obligations hereunder may not be enforced against any director, officer, employee, or stockholder of any Guarantor (except to the extent such stockholder is also a Guarantor hereunder).

                     Section 10.06. Covenants. Each Guarantor agrees that its Guaranteed Obligations hereunder are senior Indebtedness of such Guarantor and such Guaranteed Obligations shall not be subordinate to any existing or future obligations of such Guarantor. Each Guarantor further covenants and agrees that on and after the date hereof such Guarantor will comply (as a Recourse Subsidiary of the Company), and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in this Indenture, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in this Indenture, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

                     Each Guarantor hereby jointly and severally agrees to pay all reasonable out-of-pocket costs and expenses of the Trustee in connection with the enforcement of its obligations hereunder and in connection with any amendment, waiver or consent relating hereto (including in each case, without limitation, the reasonable fees and disbursements of counsel employed by the Trustee).

                     Section 10.07. Limitation Liability. Each Guarantor hereby confirms that it is its intention that its Subsidiary Guarantee herein not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act or any similar Federal, state or foreign law for the relief of debtors. Accordingly, each Guarantor hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

                     Section 10.08. When the Guarantors May Merge, etc. No Guarantor shall consolidate with or merge with or into or sell, assign, transfer or lease all or substantially all of its properties and assets (either in one transaction or in a series of related transactions) to any Person, unless:

                               (1) such Guarantor shall be the continuing
           Person, or the resulting, surviving or transferee Person (if other than such Guarantor) shall be a corporation organized and existing under the laws of the United States and or any State thereof or the District of Columbia, shall (subject to the last paragraph of this Section 10.08) be a Subsidiary of the Company and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Subsidiary Guarantee and this Indenture, and this Indenture shall remain in full force and effect;

                               (2) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been issued by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                               (3) immediately before and after giving effect to such transaction, the resulting, surviving or transferee Person could incur at least $1.00 of additional Debt under Section 4.09(a); and

                               (4) immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of such Guarantor immediately prior to such transaction.

                     In connection with any consolidation, merger, sale, assignment, transfer or lease contemplated by this Section 10.08, the Guarantor shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer or lease and the supplemental indenture in respect thereto comply with this Section 10.08 and that all conditions precedent herein provided for relating to such transaction have been complied with.

                     In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of this Indenture and the proceeds of such sale, disposition or liquidation are applied, to the extent applicable, in accordance with the provisions of this Indenture, such Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to the Company or another Subsidiary thereof) be released from its obligations hereunder automatically and without further action and the Subsidiary Guarantee herein shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                     Section 10.09. Miscellaneous. (a) Neither the obligations of any Guarantor hereunder nor any provision of its Subsidiary Guarantee herein may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and, subject to Section 9.02(H), with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities.

                     (b) All notices, requests, demands or other communications pursuant to this Article X shall be made in accordance with Section 11.02 of this Indenture.

                     Section 10.10. Execution and Delivery of Notation of Subsidiary Guarantee. To evidence its Subsidiary Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

                     Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

                     If an Officer whose signature is on this Indenture or on a notation of such Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

                                   ARTICLE XI.

                                  MISCELLANEOUS

                     Section 11.01. Trust Indenture Act of 1939. This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

                     Section 11.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

                     If to the Company or any Guarantor, to:

                               Building Materials Corporation of America
                               1361 Alps Road
                               Wayne, New Jersey  07470
                               Attention:  General Counsel

                     If to the Trustee, to:

                              The Bank of New York
                              101 Barclay Street, 21 West
                              New York, New York  10286
                              Attention:  Corporate Trust Trustee Administration

                     The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

                     Any notice or communication mailed, postage prepaid, to a Securityholder shall be mailed by first class mail to him at his address as it appears on the Securities register maintained by the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

                     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee or the Company, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                     Section 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

                     Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                               (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                     Section 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.05(b)) shall include:

                               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

                               (3) a brief statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

                               (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                     Section 11.06. Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

                     Section 11.07. Governing Law. The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law. The Trustee, the Company, the Guarantors and the Securityholders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

                     Section 11.08. No Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. No such indenture, loan or debt agreement may be used to interpret this Indenture.

                     Section 11.09. No Recourse Against Others. No director, officer, employee, stockholder or Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

                     Section 11.10. Legal Holidays. A "Legal Holiday" is a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday and interest shall not accrue for the intervening period.

                     Section 11.11. Successors. All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                     Section 11.12. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

                     Section 11.13. Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                     Section 11.14. Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                     Section 11.15. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                                   SIGNATURES

                     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.



                               BUILDING MATERIALS CORPORATION OF AMERICA

                               By: /s/ Susan B. Yoss
                                   --------------------------------------------
                                   Name:  Susan B. Yoss
                                   Title: Senior Vice President and Treasurer



                               BUILDING MATERIALS MANUFACTURING CORPORATION

                               By: /s/ Susan B. Yoss
                                   --------------------------------------------
                                   Name:  Susan B. Yoss
                                   Title: Senior Vice President and Treasurer



                               BUILDING MATERIALS INVESTMENT CORPORATION

                               By: /s/ Susan B. Yoss
                                   --------------------------------------------
                                   Name:  Susan B. Yoss
                                   Title: Senior Vice President and Treasurer



                               THE BANK OF NEW YORK,
                               as Trustee

                               By: /s/ Marie E. Trimboli
                                   --------------------------------------------
                                   Name: Marie E. Trimboli
                                   Title: Assistant Treasurer

                                                                    EXHIBIT A

             [FORM OF FACE OF INITIAL SECURITY/ADDITIONAL SECURITY]

THE SECURITY (OR ITS PREDECESSORS) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY OR ANY INTEREST OR PARTICIPATION HEREIN MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES (A) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE COMPANY OR A SUBSIDIARY THEREOF, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A 'QUALIFIED INSTITUTIONAL BUYER' AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL 'ACCREDITED INVESTOR' (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (4), (5) OR (6), BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT:
FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $971.61, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $28.39, THE ISSUE DATE IS JULY 5, 2000 AND THE YIELD TO MATURITY IS 12.00% PER ANNUM.

No.                                                            $_______________

                                                              CUSIP No. _______

                    BUILDING MATERIALS CORPORATION OF AMERICA

                          10.50% SENIOR NOTES DUE 2002

                     BUILDING MATERIALS CORPORATION OF AMERICA, a Delaware corporation (the "Company"), promises to pay to

                     , or registered assigns, the principal sum of Dollars on October 1, 2002.

                     Interest Payment Dates: April 1 and October 1, commencing October 1, 2000.

                     Record Dates:  March 15 and September 15.

                     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.


                                        BUILDING MATERIALS CORPORATION
                                          OF AMERICA

                                        By:
                                            ---------------------------------
                                                Name:
                                                Title:


                                        By:
                                            ---------------------------------
                                                Name:
                                                Title:

Dated: July 5, 2000

Trustee's Certificate of Authentication

This is one of the 10.50% Senior Notes due 2002 described in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:
     -----------------------------------
        Authorized Signatory

           [FORM OF REVERSE SIDE INITIAL SECURITY/ADDITIONAL SECURITY]

                    BUILDING MATERIALS CORPORATION OF AMERICA

                          10.50% Senior Notes due 2002

                     1. Interest. BUILDING MATERIALS CORPORATION OF AMERICA, a Delaware corporation (the "Company"), promises to pay cash interest on the principal amount of this Security at a rate of 10.50% per annum, payable on April 1 and October 1 of each year (the "Interest Payment Date"), commencing October 1, 2000. The Company shall pay interest on overdue principal at the rate of 10.50% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                     2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on March 15 or September 15 (the "Record Date") immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by a check payable in such money. The Company may mail an interest check to the Holder's registered address. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                     3. Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee") or its agent will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder. The Company or any of its Subsidiaries or Affiliates may act in any such capacity, except in certain circumstances.

                     4. Indenture. The Company issued the Securities under an Indenture dated as of July 5, 2000 (the "Indenture") among the Company, Building Materials Manufacturing Corporation and Building Materials Investment Corporation, as guarantors (the "Guarantors"), and the Trustee. Capitalized terms used in this Security and not defined in this Security shall have the meaning set forth in the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of such terms. The obligations of the Company under the Indenture and the Securities are guaranteed by the Guarantors.

                     The Securities are senior unsecured obligations of the Company limited to $150,000,000 aggregate principal amount. This Security is one of the [Initial Securities] [Additional Securities] referred to in the Indenture. The Securities include the Initial Securities, any Additional Securities, any Exchange Securities, as defined below, issued in exchange for the Initial Securities and the Additional Securities, if any, pursuant to the Indenture, and the Private Exchange Notes. The Initial Securities, the Exchange Securities, the Private Exchange Notes and the Additional Securities are treated as a single class of securities under the Indenture.

                     5. Redemption.

                     (a) Optional Redemption.

                     In the event a Change of Control occurs, the Company shall have the option to redeem all, but not less than all, of the Securities, at a redemption price equal to the sum of (x) 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date and (y) the Applicable Premium with respect to each $1,000 principal amount of Securities so redeemed. Notice of any redemption to be made pursuant to this paragraph must be given no later than 10 days after the Change of Control Payment Date, and redemption must be made within 30 days of the date of such notice.

                     (b) Mandatory Redemption. The Securities will not have the benefit of any sinking fund.

                     6. Put Provisions. Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities (in integral multiples of $1,000) of such Holder at a repurchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

                     7. Notice of Redemption. Notice of redemptions pursuant to paragraph 5 will be mailed at such time as is provided by paragraph 5(a) to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the redemption price and accrued interest on all Securities to be redeemed on the redemption date is deposited with the Paying Agent on the redemption date, on and after such date interest will cease to accrue on such Securities.

                     8. Proceeds on Disposition of Assets. As described in
Section 4.15 of the Indenture, the Company is required under certain circumstances to apply the Net Cash Proceeds (or a portion thereof) from Asset Sales to offer to purchase Securities at a price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase.

                     9. Denominations, Transfer, Exchange. The Securities are in registered form in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer or exchange of Securities as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, provide certain certifications and legal opinions as described herein and to pay any taxes and fees required by law or permitted by the Indenture.

                     10. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Security is registered with the Registrar as the owner for all purposes.

                     11. Unclaimed Money. If money for the payment of interest or principal remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After such time, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                     12. Discharge Prior to Maturity. Subject to certain conditions described in Article VIII of the Indenture, if the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to maturity, the Company will be discharged (to the extent provided in the Indenture) from the Indenture and the Securities.

                     13. Amendments, Supplements and Waivers. Subject to certain exceptions requiring the consent of each Holder affected as described in Article IX of the Indenture, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing Default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for the assumption of the obligations of the Company to Holders or make any change that does not adversely affect the rights of any Holder.

                     14. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, the ability of the Company or certain of its Subsidiaries to make Restricted Payments and Restricted Investments and the ability of the Company and certain of its Subsidiaries to incur Debt, create Liens or engage in transactions with Affiliates or issue Preferred Stock, all subject to certain limitations and qualifications described in the Indenture.

                     15. Successor Corporation. When a successor Person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor Person will be released from those obligations.

                     16. Defaults and Remedies. The Securities have the Events of Default as set forth in Section 6.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Securities shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish quarterly compliance certificates to the Trustee.

                     17. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any of its Affiliates, and may otherwise deal with the Company or any of its Affiliates, as if it were not the Trustee.

                     18. No Recourse Against Others. A director, officer, employee, stockholder or Affiliate, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                     19. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or any authenticating agent.

                     20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                     21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                     22. Registration Rights. Pursuant to the Registration Rights Agreement among the Company, Building Materials Manufacturing Corporation and Building Materials Investment Corporation, as guarantors, and the Initial Purchaser of the Initial Securities, the Company has certain obligations regarding an Exchange Offer pursuant to which the Holder of this Security shall have the right to exchange this Security for the Company's Series B 10.50% Senior Notes Due 2002 (the "Exchange Securities"), which have been registered under the Securities Act, in like principal amount and having identical terms as the Initial Securities. The Holders of the Initial Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. Within five days after the occurrence of an event so resulting in such additional interest payments, the Company shall provide the Trustee with an Officers' Certificate describing such event and providing the Trustee with all necessary details relating to the payment of such interest, including, without limitation, the interest rate, the effective date of such interest rate and the method of calculating interest.*


------------------
* To be added if the Security is an Initial Security. To be modified if the Security is an Additional Security to reflect any registration rights agreement executed in connection with such Additional Security, including any exchange securities and private exchange notes referred to therein, which exchange securities and private exchange notes shall have substantially the identical terms and be in substantially the identical form as the Exchange Securities and Private Exchange Notes, respectively.

                     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                     Building Materials Corporation of America
                     1361 Alps Road
                     Wayne, New Jersey 07470
                     Attention:  Secretary

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to


--------------------------------------------------------------------------------
               (insert assignee's social security or tax I.D. no.)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint_______________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                                   Your signature:
     ----------------------                            -------------------------
     (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred:

                     CHECK ONE BOX BELOW

                     (1) [ ]     to the Company or a subsidiary thereof; or

                     (2) [ ] inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended; or

                     (3) [ ] to an institutional "accredited investor" (as defined in Rule 50l(a)(1), (2), (3) or (7)
                                 under the Securities Act of 1933, as amended) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the note evidenced thereby (the form of which letter can be obtained from the Trustee); or

                     (4) [ ] outside the United States to a non-U.S. Person in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

                     (5) [ ] pursuant to the exemption from registration under the Securities Act of 1933, as amended, (if available); or

                     (6) [ ] pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended.

                     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3),
(4) or (5) is checked, the holder must, prior to such transfer, furnish to the Trustee such certifications, legal opinions, or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.


Signature Guarantee:                        Signature


                                            Signature


--------------------------------------------------------------------------------

                       OPTIONS OF HOLDER TO ELECT PURCHASE

                     If you want to elect to have all of this Security purchased by the Company pursuant to Section 4.14 or 4.15 of the Indenture, check the box:


                                      [ ]


                     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or
4.15 of the Indenture, state the Principal Amount:   $

Date:                                  Your Signature:
     -----------------------                          --------------------------
      (Sign exactly as your name appears on the other side of the Security)



Signature Guarantee:
                     ----------------------------------------------
                              (Signature must be guaranteed)

                                                                     EXHIBIT B

           [FORM OF FACE OF EXCHANGE NOTE OR PRIVATE EXCHANGE NOTE* ]


No.                                                           $_______________

                                                              CUSIP No. _______

                    BUILDING MATERIALS CORPORATION OF AMERICA

                      SERIES B 10.50% SENIOR NOTES DUE 2002


                     BUILDING MATERIALS CORPORATION OF AMERICA, a Delaware corporation (the "Company"), promises to pay to

                     , or registered assigns, the principal sum of Dollars on October 1, 2002.

                     Interest Payment Dates: April 1 and October 1, commencing October 1, 2000.

                     Record Dates: March 15 and September 15.

                     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.





---------------
* If the certificate is a Private Exchange Note issued pursuant to the Registration Rights Agreement in a Private Exchange (as defined therein), add the restricted securities legend from Exhibit A to this Indenture and replace the Assignment Form included in this Exhibit B with the Assignment Form included in Exhibit A.

                     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.


                                       BUILDING MATERIALS CORPORATION
                                         OF AMERICA


                                       By:
                                               Name:
                                               Title:


                                       By:
                                               Name:
                                               Title:

Dated:  _______________, 200_

Trustee's Certificate of Authentication

This is one of the Series B 10.50% Senior Notes due 2002 [Private Exchange 10.50% Senior Notes due 2002] described in the within-mentioned Indenture.

THE BANK OF NEW YORK,
  as Trustee

By:
        Authorized Signatory

       [FORM OF REVERSE SIDE EXCHANGE SECURITY AND PRIVATE EXCHANGE NOTE]

                    BUILDING MATERIALS CORPORATION OF AMERICA

                      Series B 10.50% Senior Notes due 2002

                  Private Exchange 10.50% Senior Notes due 2002

                     1. Interest. BUILDING MATERIALS CORPORATION OF AMERICA, a Delaware corporation (the "Company"), promises to pay cash interest on the principal amount of this Security at a rate of 10.50% per annum, payable on April 1 and October 1 of each year (the "Interest Payment Date"), commencing October 1, 2000. The Company shall pay interest on overdue principal at the rate of 10.50% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                     2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on March 15 or September 15 (the "Record Date") immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by a check payable in such money. The Company may mail an interest check to the Holder's registered address. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                     3. Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee") or its agent will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder. The Company or any of its Subsidiaries or Affiliates may act in any such capacity, except in certain circumstances.

                     4. Indenture. The Company issued the Securities under an Indenture dated as of July 5, 2000 (the "Indenture") among the Company, Building Materials Manufacturing Corporation and Building Materials Investment Corporation, as guarantors (the "Guarantors"), and the Trustee. Capitalized terms used in this Security and not defined in this Security shall have the meaning set forth in the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of such terms. The obligations of the Company under the Indenture and the Securities are guaranteed by the Guarantors.

                     The Securities are senior unsecured obligations of the Company limited to $150,000,000 aggregate principal amount. This Security is one of the [Exchange Securities] [Private Exchange Notes] referred to in the Indenture. The Securities include the Initial Securities, any Additional

Securities, any Exchange Securities issued in exchange for the Initial Securities and the Additional Securities, if any, pursuant to the Indenture and the Private Exchange Notes. The Initial Securities, the Exchange Securities, the Private Exchange Notes and the Additional Securities are treated as a single class of securities under the Indenture.

                     5. Redemption.

                     (a) Optional Redemption. In the event a Change of Control occurs, the Company shall have the option to redeem all, but not less than all, of the Securities, at a redemption price equal to the sum of (x) 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date and (y) the Applicable Premium with respect to each $1,000 principal amount of Securities so redeemed. Notice of any redemption to be made pursuant to this paragraph must be given no later than 10 days after the Change of Control Payment Date, and redemption must be made within 30 days of the date of such notice.

                     (b) Mandatory Redemption. The Securities will not have the benefit of any sinking fund.

                     6. Put Provisions. Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities (in integral multiples of $1,000) of such Holder at a repurchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

                     7. Notice of Redemption. Notice of redemptions pursuant to paragraph 5 will be mailed at such time as is provided by paragraph 5(a) to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the redemption price and accrued interest on all Securities to be redeemed on the redemption date is deposited with the Paying Agent on the redemption date, on and after such date interest will cease to accrue on such Securities.

                     8. Proceeds on Disposition of Assets. As described in
Section 4.15 of the Indenture, the Company is required under certain circumstances to apply the Net Cash Proceeds (or a portion thereof) from Asset Sales to offer to purchase Securities at a price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase.

                     9. Denominations, Transfer, Exchange. The Securities are in registered form in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer or exchange of Securities as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, provide certain certifications and legal opinions as described herein and to pay any taxes and fees required by law or permitted by the Indenture.

                     10. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Security is registered with the Registrar as the owner for all purposes.

                     11. Unclaimed Money. If money for the payment of interest or principal remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After such time, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                     12. Discharge Prior to Maturity. Subject to certain conditions described in Article VIII of the Indenture, if the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to maturity, the Company will be discharged (to the extent provided in the Indenture) from the Indenture and the Securities.

                     13. Amendments, Supplements and Waivers. Subject to certain exceptions requiring the consent of each Holder affected as described in Article IX of the Indenture, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing Default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for the assumption of the obligations of the Company to Holders or make any change that does not adversely affect the rights of any Holder.

                     14. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, the ability of the Company or certain of its Subsidiaries to make Restricted Payments and Restricted Investments and the ability of the Company and certain of its Subsidiaries to incur Debt, create Liens or engage in transactions with Affiliates or issue Preferred Stock, all subject to certain limitations and qualifications described in the Indenture.

                     15. Successor Corporation. When a successor Person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor Person will be released from those obligations.

                     16. Defaults and Remedies. The Securities have the Events of Default as set forth in Section 6.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Securities shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish quarterly compliance certificates to the Trustee.

                     17. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any of its Affiliates, and may otherwise deal with the Company or any of its Affiliates, as if it were not the Trustee.

                     18. No Recourse Against Others. A director, officer, employee, stockholder or Affiliate, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                     19. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or any authenticating agent.

                     20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                     21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                     Building Materials Corporation of America
                     1361 Alps Road
                     Wayne, New Jersey  07470
                     Attention:  Secretary

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to



--------------------------------------------------------------------------------
               (insert assignee's social security or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint ______________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                                 Your signature:
     ---------------------------                       -------------------------
     (Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:

                       OPTION OF HOLDER TO ELECT PURCHASE

                     If you want to elect to have all of this Security purchased by the Company pursuant to Section 4.14 or 4.15 of the Indenture, check the box:


                                      [ ]


                     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or 4.15 of the Indenture, state the Principal Amount: $



Date:                                 Your signature:
     ---------------------------                       -------------------------
     (Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:
                       (Signature must be guaranteed)

                                                                     EXHIBIT C

                   [FORM OF LEGEND FOR BOOK-ENTRY SECURITIES]

                     Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                     EXHIBIT D

             FORM OF LETTER TO BE DELIVERED BY ACCREDITED INVESTORS

                     The undersigned is delivering this letter in connection with an offering of 10.50% Senior Notes Due 2002 (the "Notes") of Building Materials Corporation of America (the "Company"), all as described in the Offering Memorandum (the "Offering Memorandum") relating to the offering.

                     The undersigned hereby confirms that:

                     (i) the undersigned is an "accredited investor" within the meaning of Rule 50l(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

                     (ii) (A) any purchase of Notes by the undersigned will be for the undersigned's own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "Accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or
           (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

                     (iii) in the event that the undersigned purchases any notes, it will acquire Notes having a minimum principal amount of not less than $250,000 for the undersigned's own account or for any separate account for which the undersigned is acting;

                     (iv) the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of purchasing Notes;

                     (v) the undersigned is not acquiring Notes with a view to distribution thereof or with any present intention of offering or selling Notes, except as permitted below; provided that the disposition of the undersigned's property and property of any accounts for which the undersigned is acting as fiduciary shall remain at all times within the undersigned's control; and

                     (vi) the undersigned has received a copy of the Offering Memorandum and acknowledges that the undersigned has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as the undersigned deems necessary in connection with the undersigned's decision to purchase Notes.

                     The undersigned understands that the Notes were offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act or any applicable state securities laws, and the undersigned agrees, on the undersigned's own behalf and on behalf of each account for which the undersigned acquires any Notes, that if in the future the undersigned decides to resell or otherwise transfer any Notes (A) such resale or transfer will be only (1) to the Company or a subsidiary thereof, (2) pursuant to a registration statement which has been declared effective under the Securities Act, (3) to a person it reasonably believes is a 'Qualified Institutional Buyer' as defined in Rule 144A under the Securities Act ("Rule 144A") in a transaction meeting the requirements of Rule 144A, (4) pursuant to offers and sales to Non-U.S. Persons that occur outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, (5) to an institutional 'Accredited Investor' (as defined in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act or (6) pursuant to any other available exemption from the registration requirements under the Securities Act (and in the case of a transfer pursuant to clause (4), (5) or (6), based on an opinion of counsel if the Company so requests), subject in each of the foregoing cases to applicable securities laws of any state of the United States or any other applicable jurisdiction and (B) that it will, and each subsequent holder is required to, notify any purchaser from it of any Notes of the resale restrictions set forth in (A) above. The undersigned agrees that any such transfer of Notes referred to in this paragraph shall be in accordance with applicable securities laws of any State of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Notes. The undersigned understands that the register and transfer agent for the Notes will not be required to accept for registration or transfer any Notes, except upon presentation of evidence satisfactory the Company that the foregoing restrictions on transfer have been complied with. The undersigned further understands that any Notes will be in the form of definitive physical certificates and that such certificates will bear a legend (unless the sale of the Notes has been registered under the Securities Act) reflecting the substance of this paragraph.

                     The undersigned acknowledges that the Company, others and you will rely upon the undersigned's confirmations, acknowledgments and agreements set forth herein, and the undersigned agrees to notify you promptly in writing if any of the undersigned's representations or warranties herein ceases to be accurate and complete.

                     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.




                                          -------------------------------------
                                          (Name of Purchaser)


                                          By:
                                              --------------------------------
                                                  Name:
                                                  Title:
                                                  Address:

                                                                     EXHIBIT E

                    FORM OF NOTATION OF SUBSIDIARY GUARANTEE

           For value received, Building Materials Manufacturing Corporation ("Manufacturing Corp.") and Building Materials Investment Corporation ("Investment Corp.", and together with Manufacturing Corp., the "Guarantors") have, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of July 5, 2000 (the "Indenture") among Building Materials Corporation of America (the "Company"), the Guarantors and The Bank of New York, as trustee (the "Trustee"), (a) the full and punctual payment of the principal of, premium, if any, and interest on the Securities (as defined in the Indenture) when due, whether at maturity, by acceleration, redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and
(b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture (including, without limitation, the compensation and other payment obligations to the Trustee) and the Securities. The obligations of each Guarantor to the Holders of Securities and to the Trustee pursuant to its Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Security, by accepting the same, agrees to and shall be bound by such provisions.


                               BUILDING MATERIALS MANUFACTURING CORPORATION

                               By:
                                   -------------------------------------------
                                       Name:
                                       Title:



                               BUILDING MATERIALS INVESTMENT CORPORATION

                               By:
                                   -------------------------------------------
                                       Name:
                                       Title:






                                      E-1